UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On February 2, 2018 (the “Closing Date”), our predecessor, Global Partner Acquisition Corp. (“GPAC”), consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the Company’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from “Global Partner Acquisition Corp.” to “Purple Innovation, Inc.” Unless the context otherwise requires, “we,” “us,” “our,” “Purple” and the “Company” refer to the combined company and its subsidiaries, including Purple LLC and its subsidiaries. “Global Partner Acquisition Corp.” and “GPAC” refer to the registrant prior to the Closing, and the “Purple Business” or “Purple before the Business Combination” refers to the Purple business before it became a wholly owned subsidiary of the Company upon the Closing.

This Amendment No. 2 to the Current Report on Form 8-K filed by the Company on February 8, 2018 (the “Original Report”) is being filed to (i) update the disclosure in Item 2.01 for the financial results of Purple LLC as of and for the year ended December 31, 2017, (ii) update the disclosure Item 3.02 to correct a typo in the number of shares of Class B Stock issued to InnoHold and (iii) to update relevant disclosures in Item 2.01 to reflect (a) the resignation of Samuel D. Bernards as a director and the Chief Executive Officer of the Company and (b) the appointment of Terry V. Pearce as Interim Chief Executive Officer of the Company.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 1.01 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On February 2, 2018 the Business Combination was approved by the Company’s stockholders at the Special Meeting of Global Partner Acquisition Corp. Stockholders (the “Special Meeting”).

Pursuant to the terms of the Merger Agreement, the aggregate purchase price for the Business Combination and related transactions was approximately $483.0 million. The consideration paid to InnoHold consisted of a combination of cash and stock consideration. The aggregate cash consideration paid to InnoHold was approximately $38.8 million, consisting of (i) approximately $31.1 million of cash available to us from the Company’s trust account that holds the proceeds from the Company’s initial public offering (the “Trust Account”), after giving effect to redemptions and the Baleen Investment, plus (ii) approximately $26.8 million of cash on hand at Purple LLC, including approximately $24.0 million of net proceeds received pursuant to the Coliseum Credit Agreement, plus (iii) gross proceeds of approximately $40.0 million from the Coliseum Private Placement, less (iv) certain transaction fees and expenses of approximately $9.2 million, including the payment of deferred expenses agreed to at the time of the Company’s initial public offering, less (v) approximately $50.0 million retained by Purple LLC for working capital needs. The remainder of the consideration paid to InnoHold consisted of equity consideration (“Equity Consideration”), including 44,071,318 newly issued shares of Company Class B Stock and 44,071,318 Purple LLC Class B Units.

The foregoing consideration paid to InnoHold may be further increased by amounts payable under the Tax Receivable Agreement. The Class B Stock together with an equivalent number of shares of Class B Units may be exchanged by the holders thereof for shares of Class A Stock, in accordance with the Exchange Agreement. In order to facilitate the Business Combination, GPAC’s Sponsor has agreed to the cancellation of approximately 1,293,750 shares of the Company’s Class A Stock held by it, to the acquisition of shares of Class B Stock by InnoHold (pursuant to the Merger Agreement) and the acquisition of shares of Class A Stock by the participants in the Coliseum Private Placement (pursuant to subscription agreements entered into in connection therewith).

The material terms and conditions of the Merger Agreement are described on pages 93 to 108 of the Company’s definitive proxy statement filed with the SEC on January 16, 2018 (the “Proxy Statement”) in the section entitled “Proposal No. 1 – Approval of the Business Combination” which is incorporated by reference herein.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple Innovation, Inc. (the “Company” or “Purple”). Specifically, forward-looking statements may include statements relating to:

●	the future financial performance of the Company;

●	changes in the markets in which Purple competes;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the inability to maintain the listing of the Class A Stock and warrants on The NASDAQ Capital Market or any other stock exchange following the proposed Business Combination;

●	the fact that we are a “controlled company” and exempt from certain corporate governance rules primarily relating to board independence and committees, and we intend to rely on certain of these exemptions;

●	costs related to the Business Combination;

●	the risk of legal complaints and proceedings and government investigations;

●	the inability to comply with licensing or other regulatory requirements, laws and regulations;

●	the intense competition in the industry;

●	the inability to profitably expand into new markets;

●	cybersecurity risks and the failure to protect customer information;

●	the possibility that Purple may be adversely affected by other economic, business, and/or competitive factors;

●	the risk of loss of key personnel or inability to recruit talent; and

●	other risks and uncertainties indicated in this Current Report on Form 8-K.

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Business

Business Overview

We are a leading comfort technology company with a vision to improve how people sleep, sit and stand. We offer a range of mattress, bedding and cushioning products. Our products are the result of over 20 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our Hyper-Elastic Polymer® technology underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We primarily sell through a direct-to-consumer (“DTC”) distribution model, which has enabled us to rapidly grow our sales and brand.

The foundation of our business is core competencies in design, development and manufacturing, with decades of accumulated knowledge that enables us to create all aspects of our innovative products, including the fundamental comfort technologies as well as the machines and processes necessary to bring them to market. We have vertically integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format Hyper-Elastic Polymer® molding (required to make our mattresses), we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. Our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create a distinct advantage over our competitors who rely on commoditized technologies and outsourced manufacturing.

We have not only developed transformative products and technologies, but also a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team that has generated digital marketing content that enables efficient customer acquisition and builds brand affinity. To date, our videos have been seen more than 1 billion times across Facebook and YouTube alone and we have over 670,000 fans and subscribers across our social media. Our digital marketing strategy enables us to market our full product suite to customers and drive frequent interactions online.

Currently, we focus primarily on a DTC e-commerce distribution model and participate in the growing DTC macro trend that is transforming the bedding industry. In addition to our DTC channel, we have developed multiple wholesale relationships with established vendors such as Bed Bath & Beyond, the Hammacher Schlemmer catalog, TravelCenters of America, Veterans Canteen Service and Samsclub.com. Other than Samsclub.com, these wholesale relationships currently only sell our seat cushions, but we intend to expand our product lines through some of these relationships as we increase manufacturing capacity. We entered into a Memorandum of Understanding with Mattress Firm whereby we are conducting a test of our brand and products at 51 strategic Mattress Firm stores. We believe that our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive Purple’s growth in comfort products. During the year ended December 31, 2017, DTC accounted for 97% of our revenue and wholesale accounted for 3% of revenue, while sales of mattresses accounted for 73% of our revenue and other products accounted for 27%. As of December 31, 2017, we had backlog of approximately $3.2 million.

Industry Opportunity

Our portfolio of product offerings spans multiple large and growing markets. Our current offerings improve how people spend much of their day whether they are sleeping or sitting and our addressable market is comprised of these categories.

Sleep

The sleep category encompasses a variety of products including mattresses, foundations, sheets, mattress protectors and pillows. Meaningful innovation in sleep products has been infrequent and limited over the last 150 years. The first coil spring mattress was introduced in the 1860s and it continues to remain one of the most widely adopted technologies. Over 100 years after the creation of the coil spring mattress, the memory foam-based mattress was launched in 1992. While latex, water and air mattresses also emerged during the latter part of the 20th century, these technologies struggled to gain mass adoption. Our Hyper-Elastic Polymer® technology represents a meaningful innovation in the mattress industry and we believe is positioned to gain significant consideration and adoption.

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The market for bedding products is large, growing and undergoing fundamental transformations on account of digital marketing and DTC distribution. The U.S. mattress industry is predominantly comprised of vendors that rely on wholesale or retail distribution as well as a growing number of DTC vendors. The traditional market, led by Tempur-Sealy and Simmons, comprises the vast majority of the market. Significant consolidation has occurred within this market with the mergers of Serta and Simmons brands in 2009 and Tempur-Pedic’s acquisition of Sealy in 2013.

Over the past several years, growth of the DTC market exceeded that of the broader industry. DTC vendors are typically characterized by e-commerce distribution channels, more affordable pricing, free shipping and returns and limited product offerings. DTC vendors typically use foam cushioning parts that are assembled into a mattress and compressed into a box for distribution. According to published Wall Street research, the DTC market now has over 100 vendors and market share is highly fragmented.

Sit

Our sit category consists of seating cushions that can be purchased independent of furniture. To the best of our knowledge, there are no independent market analyses that define the size and growth of this category. It is important to note that there is a significantly larger market for cushioning technology embedded within furniture including chairs and sofas as well as seats found in transportation and other categories requiring seating solutions. We believe this is a substantial market opportunity that we could pursue with either branded product offerings or through partnerships to embed our technology.

Stand

We do not currently sell standing products, but our growth plan includes developing and selling products in the foreseeable future.

Operating Strengths

●	Multi-category portfolio of differentiated products that improve how people sleep and sit — We design and manufacture a range of comfort technology products, including mattresses, pillows and cushions using our patented Hyper-Elastic Polymer® technology designed to improve comfort. We also offer sheets, mattress protectors, foundations and other proprietary products that are designed to improve the function and comfort of our mattresses. Our extensive product portfolio provides multiple entry points for customers to first experience our products and to continue to engage with our brand over time.

●	History of innovation that produced new comfort technology — Our founding team has a twenty-four-year history of developing innovative comfort technology products, including the invention of our proprietary and patented Hyper-Elastic Polymer® technology. Our breakthrough mattress represents what we believe to be the first substantive innovation in the mattress industry since the introduction of memory foam in the 1990s. The unique properties of the Hyper-Elastic Polymer® material provide support and cushioning to accommodate the varying needs of each region of the body. The result is a mattress that provides pressure relief and firm support. Further, the material is temperature neutral, contributing to optimal rest conditions. The Hyper-Elastic Polymer® technology has numerous applications beyond mattress products including seat cushions and pillows. The development of the Hyper-Elastic Polymer® technology is only one of numerous innovations we have achieved to produce a range of unique and effective comfort products across the sleep and sit categories.

●	Proprietary technologies and manufacturing expertise provide a significant competitive advantage — The combination of patent protection, proprietary manufacturing equipment and decades of accumulated knowledge creates a competitive advantage through barriers of imitation. We own or have the exclusive right to use 105 granted or pending patents that cover current and future products as well as proprietary manufacturing equipment we have designed and fabricated. In addition to intellectual property protection of key products and manufacturing capabilities, our team has decades of experience and unique insights derived from inventing and refining proprietary comfort technologies, machines and products. These capabilities are essential to produce our products efficiently and at scale.

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●	Memorable brand and excellent marketing capabilities — We have developed a brand that resonates with consumers. Our digital marketing strategy has achieved a level of social media engagement that few competitors can match, including videos that have been seen more than 1 billion times across Facebook and YouTube. Over 670,000 fans and subscribers across our social media channels. Our brand transcends simple awareness of individual products and we have successfully marketed our full suite of products to customers using a DTC strategy.

●	Vertical integration enables nimble design, development and execution — We design and develop our cushioning products in-house and we have extensive research and development capabilities led by a team of engineers, designers and marketing specialists. The ability to develop and test products in this manner enables us to not only rapidly prototype and deploy new ideas, but also to design and develop manufacturing equipment and processes. Accordingly, we continuously refine our production methods to improve product quality and enhance efficiency. The resulting real-time feedback cycle is a key differentiator compared to other competitors that outsource many of these functions and lack an integrated approach.

●	Direct-to-consumer distribution model changing a mature market — We are a leader in the DTC category of the bedding market and are helping to drive its accelerated growth compared to the traditional wholesale or retail industry.

●	Rare combination of hyper-growth, scale and profitability — Our business model and compelling offerings resonate with consumers, driving financial performance. We achieved net revenue of approximately $197 million as of December 31, 2017 and experienced 201% period-over-period net revenue growth through December 31, 2017. We believe we will realize margin efficiency gains and achieve profitability as the business continues to scale.

Growth Opportunities

●	Further direct-to-consumer growth and penetration — We believe that we are well positioned to leverage our brand, leading product portfolio, vertical integration and strong marketing capacities to continue to attract new customers via our DTC channel. Continued successful execution within the DTC channel represents a significant growth opportunity.

●	Expanded multi-channel distribution and wholesale relationships — Expanding wholesale distribution of our products via new and existing arrangements represents an opportunity to tap into the large brick-and-mortar category of the cushioning markets. We are in discussions with multiple new potential partners to expand our wholesale distribution capabilities. We have an arrangement with Mattress Firm to sell our products in 51 test locations with the potential to expand nationwide into approximately 3,500 stores. In addition to the Mattress Firm and other potential new opportunities, we have existing wholesale arrangements with retailers such as Bed Bath & Beyond, the Hammacher Schlemmer catalog, TravelCenters of America, Veterans Canteen Service, Houzz, QVC and Samsclub.com and could explore expanding the range of products we sell through these retailers, as currently we predominantly sell seat cushions.

●	Existing product innovation — We have a rich history of product innovation and have developed core competencies in design, prototyping and manufacturing. This vertical integration enables us to continuously refine our existing products and manufacturing processes, as well as to introduce new offerings, with the potential to attract new customers and drive repeat sales.

●	New product launches across sleep, sit and stand — We have a pipeline of future products we are developing. We are constantly exploring new technologies and ways to expand the benefits of our technologies through new product offerings.

●	International expansion — We believe there is a substantial opportunity for international expansion. While we expect to face unique challenges as we expand into various foreign markets, we have begun to replicate our distribution model in Canada and we plan to do so in other foreign markets as well. We believe that our multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to efficiently enter new markets.

Our Products

Our current product portfolio is as follows:

●	Mattress — The roots of The Purple® Bed began in 1998 with the founders recognizing the unique challenges of large format Hyper-Elastic Polymer® molding required to efficiently produce up to a king-size bed. After 17 years of development, which includes several years of owning and operating a specialty mattress chain and dealing directly with customers, our founders and their team developed machines and specialized processes that could produce up to a king-size bed at a price for the mass market. Our Hyper-Elastic Polymer® material is manufactured with non-toxic, food-contact-grade ingredients that third-party testing has shown are free from carcinogenic chemicals. We back up the quality and durability of our mattress with a 100-night comfort guarantee and a 10-year warranty.

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Our mattress simultaneously provides support and cushioning, leveraging our unique Hyper-Elastic Polymer® material with collapsible columns. The result is a bed that relaxes under pressure while providing firm support. Competing mattresses are typically uniform in the level of firmness throughout the mattress and are varying degrees of soft or firm. This tradeoff is problematic as regions of the body such as the head, feet, hips and shoulders require different levels of support. Our mattresses are also temperature neutral, which is an advantage as temperature regulation is a key component of achieving optimal sleeping conditions. Competing mattresses that rely on memory foam often become uncomfortably warm and lose support as the material reaches body temperature.

●	Seat Cushions — Our founders invented their first version of a seat cushion nearly two decades ago to solve the extreme use case of people in wheelchairs suffering from compression sores (decubitus ulcers). These exacting requirements, coupled with the unique demands of the medical equipment marketplace, such as lighter weight, safety, incontinence protection, sterility, non-toxicity and durability, became foundational to our unique product differentiation. The evolution of our portfolio of seat cushions has resulted from seven years of in-house manufacturing experience including development of proprietary machines and trade secrets. The cushions utilize Hyper-Elastic Polymer® material in our Smart Comfort Grid™ design to provide a comfortable seating experience and are designed to maximize airflow and maintain the neutral temperature of the seat. The Smart Comfort Grid™ allows our seat cushions to relax under pressure, providing pressure-releasing comfort. Our seat cushions include nine consumer models plus variants for the medical industry.

●	Pillows — We believe our pillow is a category creator, with no other product in the market like it in appearance, design or comfort. The pillow also utilizes the Hyper-Elastic Polymer® material in a head-specific triangular Smart Comfort Grid™ to protect against breaking down or losing shape. The pillow is designed to relax under pressure without losing support. We back up the quality and durability of our pillows with a 100-night comfort guarantee.

●	Sheets — Our sheets and pillow cases are designed to maximize the functionality of the Hyper-Elastic Polymer® material in our mattresses and pillows. They are bamboo-based Viscose, stretchy and breathable. Recognizing that conventional sheets are often too taut to allow a mattress to correctly conform and adapt, we developed our own technology to enable customers to experience the full performance potential of our mattress (or any other mattress).

●	Mattress Protector — Like our sheets, our mattress protector is designed to optimize the functionality of the Hyper-Elastic Polymer® material in our mattress. Our mattress protector is stretchy, breathable, protective against liquids and stain resistant.

●	Platform Base — Our platform base is designed for standard beds without box springs and fits all current Purple® bed sizes. Constructed from lightweight steel, our Purple™ platform is more hygienic compared to box-spring foundations and also does not squeak with motion. The platform also provides optimal support and prevents the mattress from sagging. We have strength-tested this platform at 4,800 pounds (uniform load).

●	Adjustable Foundation — Our Purple™ PowerBase complements our mattresses by adding electrically powered functions, such as adjustable positions, massagers with five different settings, under bed lighting and an app for smartphone control.

We have plans to expand our comfort technology products to include new sleeping, sitting and standing products.

Technology

Technology is key to our unique position within the comfort industry. With our proprietary Hyper-Elastic Polymer® we have introduced the first major innovation to the mattress category in decades. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air chambers or latex foam. These technologies have existed for decades and are undifferentiated from competitors within their product type.

Proprietary Technologies

The Purple team, through their scientific journey to get to the root causes of pressure sores, designed the Hyper-Elastic Polymer® material and other proprietary comfort technologies in order to improve the lives of millions of people. Each different cushioning product line requires unique molding techniques.

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Our Hyper-Elastic Polymer® material is food-grade, non-toxic and hypoallergenic, making it safe to use. Our Hyper-Elastic Polymer® material is durable and does not develop body impressions (compression set) from use over time. It is elastic and can stretch up to 15 times its original size and return without losing its shape. It sleeps and sits temperature neutral and has good ventilation to inhibit moisture build-up.

Proprietary Machinery

Internally designed, developed and built, our Mattress Max™ machines are the only machines able to mold our Hyper-Elastic Polymer® material into king-sized mattresses at scale and priced for mass adoption. We have modified our molding machines to manufacture other products containing Hyper-Elastic Polymer® such as pillows and seat cushions. The process of molding our Hyper-Elastic Polymer® material using our Mattress Max™ machinery is proprietary, patent-protected and complex, requiring specific knowledge and expertise to successfully execute manufacturing. We have a machine shop with mechanics and engineers at each of our factories to maintain these machines and our other equipment. Further, we have extensive fabrication capabilities, which enables us to design, manufacture, install and maintain new equipment as well as optimize the performance and efficiency of our machinery based on real-time insights gained from our vertically integrated operations.

Marketing

We have developed a brand that resonates with consumers. Our marketing efforts are focused on attracting, acquiring and retaining customers, primarily through digital campaigns and use online advertising as our main form of communication. Our campaigns are unique and memorable featuring product demonstrations unlike anything being done by our competition. As a result, we have created a brand with a loyal audience that frequently interacts with our content. This enables us to increase interaction with customers throughout replacement cycles as well as drive additional product sales across our portfolio of offerings. However, our marketing efficiency has been impacted by capacity constraints and the Ghost Bed litigation.

Our digital marketing strategy has delivered high social media engagement. We have been able to harness the viral efficiencies associated with popular social media-based marketing campaigns. We have launched hundreds of different marketing campaigns, many of which have received hundreds of millions of social media views and billions of impressions. To date, our videos have been seen more than 1 billion times across Facebook and YouTube alone. We have over 670,000 fans and subscribers across our social media assets and have over 10,000 online five-star reviews. The success we have achieved through these social marketing campaigns has been key in our branding and awareness. Our digital marketing team has developed expertise across a broad range of marketing capabilities including audience segmentation, communication and targeting.

We actively pursue business relationships that extend our brand reach. For example, Purple recently was approached by Disney-Pixar to jointly work on co-branding opportunities. The first project was a marketing campaign associated with Disney’s animated feature Coco. We believe this type of opportunity along with a range of other potential relationships will further extend our brand reach.

Our Sales Channels

The majority of our sales have been through our DTC e-commerce platform. We also have relationships with a growing number of brick-and-mortar retailers. We are in the process of expanding our relationships with brick-and-mortar retailers to sell our other products.

Direct-to-Consumer

E-commerce is our primary distribution channel. While we have benefitted from the rapid growth of the DTC channel, our growth has superseded the pace of the broader DTC market. We expect this market’s momentum to continue as consumer confidence in online shopping increases. We sell directly to consumers through our website, purple.com. We help customers easily engage in relevant content, research our solutions, transact online and find support. We believe our online experience expands our brand and connections with consumers, enabling deeper awareness, engagement and brand loyalty.

Wholesale Relationships

We entered into a Memorandum of Understanding with Mattress Firm on May 8, 2017, whereby we are conducting a pilot test of our brand and products at 50 Mattress Firm stores in Washington, D.C., Sacramento, CA and Austin, TX. The initial results of the pilot test have exceeded our expectations and we have mutually agreed to the additional roll-out of Purple products into three additional markets representing approximately 50 additional stores. Sections of Mattress Firm’s stores in these test markets will be dedicated to our products. A similar pilot test with a 1,000-store retailer will begin in March 2018, starting with eight retail locations.

We also have established relationships with multiple brick-and-mortar retailers to whom we sell non-mattress products. We plan to expand our retail presence in the future and believe that this will increase awareness and adoption of our brand.

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Medical Industry Sales

We sell a line of seat cushions through a global network of medical device distributors. At this time, one of our cushion models is a registered medical device in the U.S. and the other models are sold as comfort cushions or for wound risk mitigation rather than as medical devices. We do not deal directly with insurance or Medicare and do not expect to in the future. While medical channels do not yet represent a significant percentage of our sales, we believe there is opportunity for growth.

Company-Owned Stores

We operate one store at our Alpine, Utah headquarters where consumers can experience and purchase our products and expect this store to remain in operation for the foreseeable future.

International

We believe there is a substantial opportunity for international expansion and have initial traction in Canada. We believe that our multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to efficiently enter new markets.

Operations

Factories, Supply Chain and Manufacturing

We operate factories in Alpine, Utah and Grantsville, Utah, which manufacture and distribute Purple® products. These factories have a total of 646,000 square-feet (15 acres under roof), including approximately 574,000 square-feet at our Grantsville, Utah facility and approximately 72,000 square-feet at our Alpine, Utah facility. We believe that these facilities will provide ample room to accommodate our future manufacturing growth and expansion plans. At these factories we manufacture our proprietary Hyper-Elastic Polymer® material used in our mattress, pillow and seat cushion products. We assemble, package and ship these products from these facilities.

We outsource and resell other products, including mattress protectors, seat cushion covers, pillow covers, packaging and other ingredients and parts.

We have relationships with, or have identified, multiple suppliers for all of our outsourced products and components. These suppliers may be freely interchanged in order to maintain quality, cost and delivery expectations.

Employees

Our most valuable asset is our people and their learned institutional knowledge. As of December 31, 2017, we had approximately 631 employees engaged in manufacturing, innovations, product development, engineering, production, supply chain, business development, branding/marketing, category management, wholesale sales, international expansion, human resources, information technology, accounting, legal, communications and customer delight. Our current employee population works primarily within our two Utah facilities. We regularly engage labor contracting agencies and independent contractors to accelerate our progress and provide support across various functions within our organization. We have no collective bargaining agreements with our employees.

Environmental and Governmental Regulation

We are subject to numerous federal, state, local and foreign consumer protection and other laws regulating the bedding industry. These regulations vary among the states and countries in which we do and intend to do business. In the U.S., we are subject to regulations promulgated by the U.S. Environmental Protection Agency, the Occupational Safety and Health Administration and other federal agencies that have authority to regulate our operations. Included in these regulations are laws restricting the generation, emission, treatment, storage and disposal of materials, substances and waste. We are subject to the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation and Liability Act. Our mattress products are also subject to fire-retardant standards developed by the State of California, U.S. Consumer Product Safety Commission and other jurisdictions where we sell these products.

As a retailer of bedding and cushioning products, we are also subject to laws and regulations applicable to retailers generally, including those regulations governing the marketing and sale of our products and the operation of our e-commerce activities. Many of these regulations are consumer-focused and pertain to safety, truth-in-advertising, promotional offers, privacy, “do not call/mail” requirements, warranty disclosure, delivery timing requirements and similar requirements.

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It is our policy and practice to comply with all applicable U.S. and foreign laws. We have made and will continue to make capital and other expenditures necessary to comply with these laws. These expenditures have been immaterial to our financial results. We have not suffered a material adverse effect from non-compliance with federal, state, local or foreign legislation, but there can be no assurance that material costs or liabilities will not be incurred in connection with such legislation in the future.

Customer Support

We have an in-house customer and sales support team focused on driving high customer and client satisfaction. We believe that our team contributes to positive word-of-mouth recommendations that organically strengthen our brand. Customer referrals and testimonials are a highly effective and efficient method of customer acquisition.

Research and Development

Our research and development team is focused on developing new comfort technologies, manufacturing machines and improving production processes, as well as developing products. We have an extensive history of innovation that is core to our culture and key to our continued success. Our innovations have culminated over years of persistent research and development. We intend to continue to develop and introduce new comfort technologies and products across sit, sleep and stand categories. Our vertical integration is a key differentiator that enhances the effectiveness of our research and development capabilities. By gaining real-time feedback, we are able to integrate these insights into our manufacturing process, products and equipment.

Intellectual Property

We rely on patent and trademark protection laws to protect our intellectual property and maintain our competitive position in the marketplace. We hold various U.S. and foreign patents, patent applications, trademarks and trademark applications regarding certain elements of the design, manufacturing and function of our products. We also maintain protections over proprietary trade secrets. Our intellectual property portfolio is integral to our continued success in this industry, in particular with respect to our Hyper-Elastic Polymer® cushioning material and our Mattress Max™ machine.

We own or have the exclusive right to use 105 granted or pending U.S. and foreign patents on inventions and designs pertaining to our machines, processes, mattresses, pillows, seat cushions, packaging techniques and other related existing and future products. Our issued U.S. patents that are significant to our operations are expected to expire at various dates up to 2034.

We have a number of trademarks registered with the U.S. Patent and Trademark Office, including EquaPressure®, WonderGel® and EquaGel® (for cushions), and Purple®, No Pressure® and Hyper-Elastic Polymer® (for plasticized elastomeric gel and certain types of products). Applications are pending for registration of some of the trademarks for additional classes of goods. Our Purple, No Pressure and Hyper-Elastic Polymer trademarks are also registered and have applications pending for various classes of goods in numerous foreign jurisdictions, some of which include Canada, China, Europe, Japan and Korea. Certain trademarks reside with EdiZONE, LLC, which is an entity owned by our founders, and are licensed to Purple while the trademark registration applications remain pending. When registered, those trademarks will be assigned to us.

We also have a number of common law trademarks, including Mattress Max™, WonderGel Original™, WonderGel Extreme™, DoubleGel™, DoubleGel Plus™, DoubleGel Ultra™, Roll n’ Go™, Fold N’ Go™, Purple Bed™, Purple Top™, Purple Pillow™, Portable Purple™, Everywhere Purple™, Simply Purple™, Lite Purple™, Royal Purple™, Double Purple™, Deep Purple™, Ultimate Purple™, Purple Back™, EquaGel Straight Comfort™, EquaGel General™, EquaGel Protector™ and EquaGel Adjustable™.

In addition, we maintain copyrights to past and present versions of purple.com, onpurple.com, equapressure.com, wondergel.com, marketing content, blogs, logos, graphics, videos and other marketing and promotional materials promoting our products.

We protect and enforce our intellectual property rights, including through litigation as necessary.

Competition

The global bedding industry is mature and highly competitive, consisting of a large number of manufacturers, distributors and retailers. There are a few traditional competitors with significant share of an otherwise fragmented market. However, a growing number of non-traditional competitors are gaining traction in the DTC channel. Products in this industry include mattresses, mattress foundations, pillows, mattress protectors, sheets and other bedding accessories. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air chambers or latex foam. Pillows are typically manufactured using polyurethane foam, memory foam, feathers, buckwheat, latex or polyester fiber.

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The DTC market is highly fragmented, highly competitive and rapidly evolving. DTC competitors include, but are not limited to Casper, Leesa, Tuft & Needle, Saatva and Helix. Some key factors that impact competition in our industry include product features, effectiveness and reliability, marketing efficiency, brand recognition and reputation, expertise of sales and after-market support, pace of innovation and product roadmap, price of products and services, scale, and financial stability and ability to invest in innovation.

Seasonality and Cyclicality

Sales of our products fluctuate with periods of greater demand corresponding to different periods of the consumer spending cycle, holidays and seasonality. Our sales may also vary with the performance of the broader economy consistent with the market.

Our History

Tony and Terry Pearce and the founding team members have a twenty-four year history of developing innovative comfort technologies, machines and products. In 1989, the Pearce brothers created a partnership to develop high-tech carbon fiber sporting goods and wheelchairs. In the course of developing and testing wheelchair products, it was clear to the founding team that the core issue of wheelchair comfort could only be solved if the extreme case of compression sores was solved. This led them on a scientific journey to discover the root causes of pressure sores and how to mitigate this condition.

In 2010, our founding team launched what has become our current vertically integrated company. The first products sold were seat cushions. In 2013 we attempted to develop a king-size mattress using our improved Hyper-Elastic Polymer® material. The principal setback in developing king-size mattresses was that the entire surface of the mattress could not be covered using a single piece of Hyper-Elastic Polymer® material. Over the years and with substantial investment the team overcame this obstacle by creating the proprietary Mattress Max™ machine. We began selling our Purple brand of mattresses with a small test in late 2015 and at scale beginning in January 2016. Purple Innovation, LLC, based in Alpine, Utah, was organized as a Delaware limited liability company on May 26, 2010 under the name WonderGel, LLC. We changed our name to Purple Innovation, LLC on January 27, 2017.

Properties

We lease two manufacturing facilities in Alpine, Utah and Grantsville, Utah, which manufacture and distribute Purple® products. These factories have a total of 646,000 square-feet (15 acres under roof), including approximately 574,000 square-feet at our Grantsville, Utah facility and approximately 72,000 square-feet at our Alpine, Utah facility. We believe that these facilities will provide ample room to accommodate our future manufacturing growth and expansion plans.

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Risk Factors

An investment in our Class A Common Stock involves risks and uncertainties. You should consider carefully the risks described below, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities.

We may experience significant fluctuations in our operating results and growth rate, which could adversely affect our performance and financial results.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for our products, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer confidence or preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

In addition, we rely on estimates and forecasts of our expenses and revenues to inform our business strategies. The rapidly evolving nature of the direct-to-consumer mattress industry and our business make forecasting operating results difficult. If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer and the value of our business may decline. If our estimates and forecasts prove incorrect, we may not be able to adjust our operations quickly enough to respond to lower than expected sales or higher than expected expenses.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

●	our ability to attract new customers and the cost of acquiring new customers;

●	our ability and the time required to develop new Mattress MaxTM machines, develop new production lines, scale production capacity and appropriately train staff;

●	the success of our wholesale expansion efforts;

●	our ability to have enough production capacity to meet customer demand;

●	our ability to effectively manage increasing sales and marketing expenses;

●	our access to sufficient capital resources and liquidity to fund the growth of our business;

●	our ability to offer products on favorable terms, manage inventory, fulfill orders and manage product returns;

●	the introduction of competitive products, services, price decreases, or improvements;

●	timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;

●	the success of our geographic and product line expansions, including but not limited to power requirements, labor needs, and ease of product distribution;

●	the success of hiring and expeditiously training engaged labor worldwide;

●	our ability to secure and retain superior global partners for specialized delivery services;

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●	the extent to which we use debt or equity financing, and the terms of any such financing for, our current operations and future growth;

●	the outcomes of legal proceedings, claims, or governmental investigations or rulings, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;

●	the enforceability and validity of our intellectual property rights;

●	our ability to accommodate variations in the mix of products we sell;

●	variations in our level of product returns, as well as our methods of collecting product returns or exchanges;

●	the extent to which we offer free shipping or reduce prices worldwide;

●	the extent to which we invest in technology and content, manufacturing, fulfillment, and other expense categories;

●	increases in the prices of materials used in the manufacturing of our products or the costs to produce our products;

●	our ability to anticipate and prepare for disruptions to manufacturing;

●	the extent to which operators of the networks between our customers and our websites successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;

●	our ability to collect amounts owed to us when they become due;

●	the extent to which our internal network or website is affected by denial of service attacks, malicious unauthorized access, outages, and similar events; and

●	the extent to which our internal network is affected by spyware, viruses, phishing and other spam emails, intrusions, data theft, downtime, and similar events.

We have a short operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We are a rapidly growing business with a short operating history. Our relatively short operating history makes it difficult to assess our future performance. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of our limited resources, market acceptance of our products and services and future products and services, competition from new and established companies, including those with greater financial and technical resources, enhancing our products and services and developing new products and services. You should consider our business and prospects in light of the risks and difficulties we may encounter, as described above and elsewhere in this “Risk Factors” section. If we fail to address the risks and difficulties that we face, our business and operating results will be adversely affected.

The growth of our business places significant strain on our resources and if we are unable to manage our growth we may not have profitable operations or sufficient capital resources.

We are rapidly and significantly expanding our operations, including increasing our product offerings and scaling our infrastructure to support expansion of our manufacturing capacity and our wholesale channel expansion. Our planned growth includes increasing our manufacturing capacity, developing and introducing new products and developing new and broader distribution channels, including wholesale, expanding our Canadian sales operations in the near-term, and extending our global reach to other countries in the longer-term. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions.

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Our continued success depends, in part, upon our ability to manage and expand our operations and facilities and production capacity in the face of continued growth. The growth in our operations has placed, and may continue to place, significant demands on our management and operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and fulfillment capabilities could suffer, which could adversely affect our operating results. Our revenue growth may not be sustainable, and our percentage growth rates may decrease. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

To manage our growth effectively, we will need to continue to implement operational, financial and management controls and reporting systems and procedures and improve the systems and procedures that are currently in place. There is no assurance that we will be able to fulfill our staffing requirements for our business, successfully train and assimilate new employees, or expand our management base and enhance our operating and financial systems. Failure to achieve any of these goals will prevent us from managing our growth in an effective manner and could have a material adverse effect on our business, financial condition or results of operations. In addition, our revenue and operating profit growth depends on the continued growth of demand for the products offered by us, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth. Further, we may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

We will need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

In connection with the development and expansion of our business, we expect to incur significant capital and operational expenses. We believe that we can increase our sales and net income by implementing a growth strategy that focuses on (i) increasing our manufacturing capacity, (ii) increasing our direct-to-consumer sales; (iii) expanding our distribution channels to include the wholesale channel, particularly for our mattress products; (iv) expanding our global sales; and (v) engaging global partners to improve distribution efficiencies and cost savings.

We believe that our cash flow from operations, together with other available sources of liquidity, will be sufficient to fund anticipated operating expenses and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. However, our current capital resources and sources of liquidity are not sufficient to meet the requirements of our current growth strategies. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors, pursue work-out options or other protective measures.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties. Adequate financing may not be available or, if available, may only be available on unfavorable terms. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our current operations or growth strategies. In addition, future financings through equity investments are likely to be dilutive to our existing shareholders. Newly issued securities may include preferences or superior voting rights or be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy, maintain our growth and competitiveness or continue in business.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business are complex and involve many subjective assumptions, estimates and judgments by our management, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, credit card chargebacks, doubtful accounts and obsolete and damaged inventory), internal-use software and website development (acquired and developed internally), accounting for income taxes, valuation of intangible assets and goodwill, equity-based compensation and loss contingencies. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

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The Company’s financial statements were audited for the first time in connection with the Business Combination. As a result of this audit and in anticipation of becoming a public company, the Company made many changes to its accounting policies. The Company may determine in the future that these new policies are not effective or appropriate for the Company. Moreover, the Company may determine that the assumptions it has relied on in preparing its financial statements are not appropriate. These determinations could lead to significant changes in the accounting policies of and assumptions used by the Company in the future, which could negatively impact your investment.

Our future growth and profitability depends in part on our ability to continue to improve and expand our product line and to successfully execute new product introductions.

As described in greater detail below, the mattress, pillow and cushion industries are highly competitive, and our ability to compete effectively and to profitably grow our market share depends in part on our ability to continue to improve and expand our product line and related accessory products.

We incur significant research and development and other expenditures in the pursuit of improvements and additions to our product line. If these efforts do not result in meaningful product improvements or new product introductions, or if we are not able to gain widespread consumer acceptance of product improvements or new product introductions, our sales, profitability, cash flows and financial condition may be adversely affected. In addition, if any significant product improvements or new product introductions are not successful, our reputation and brand image may be adversely affected and our business may be harmed.

A significant portion of our gross profit comes from our mattress products. If we are unable to develop new models of our mattress products or successfully market and sell new mattress models, our profitability may be adversely affected and our business may be harmed.

Our expansion into new products, market segments and geographic regions subjects us to additional business, legal, financial, and competitive risks.

The vast majority of our sales are made directly to consumers through our website or certain other e-commerce platforms. We currently plan to expand our business into the wholesale distribution channel through a relationship with Mattress Firm, Inc., but there can be no assurance that we will be successful in forming such relationship or entering into commercial agreements with Mattress Firm, Inc. or any other retailers. Even if such arrangements are entered into, we may be unsuccessful in generating sales through wholesale channels. We have limited or no experience in the wholesale channel, and our wholesale customers may not purchase our products in the volume we expect.

Profitability, if any, from sales to wholesale customers and new product offerings, especially new mattress models, may be lower than from our current direct-to-consumer model and current products, and we may not be successful enough in these newer activities to recoup our investments in them. If any of these issues were to arise, they could damage our reputation, limit our growth, and negatively affect our operating results.

In addition, offerings of new products through our current direct-to-consumer platform and expansion of business into the wholesale distribution channel may present new and difficult challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. Expansion into wholesale channels may require the development of additional, differentiated products to avoid price and distribution conflicts between wholesale channels. Wholesale expansion increases our risk as our wholesale partners will require delaying payments to us on net terms ranging from a few days to 60 or more days.

New products may come with the same warranty and return risks as mentioned above. New product offerings or expansion into new market channels or geographic regions may subject us to new or additional regulation, which would impose potentially significant compliance and distribution costs.

Our future growth and profitability depends upon the strength of our Purple brand and the effectiveness and efficiency of our marketing programs and our ability to attract and retain customers.

We are highly dependent on the effectiveness of our marketing messages and the efficiency of our advertising expenditures in generating consumer awareness and sales of our products. We continue to evolve our marketing strategies, adjusting our messages, the amount we spend on advertising and where we spend it. We may not always be successful in developing effective messages and new marketing channels (such as TV and print), as consumer preferences and competition change, and in achieving efficiency in our advertising expenditures.

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We depend primarily on internet-based advertising to market our products, including through YouTube, Facebook and other internet-based media and e-commerce platforms. If we are unable to continue utilizing such platforms or if we are unable to direct our advertising to our target consumer groups, our advertising efforts may be ineffective and our business could be adversely affected.

We have relationships with online services, search engines, affiliate marketing websites, directories and other website and e-commerce businesses to provide content, advertising and other links that direct customers to our website. We rely on these relationships as significant sources of traffic to our website and to generate new customers. If we are unable to develop or maintain these relationships, or develop and maintain new relationships for newly developed and necessary marketing services on acceptable terms, our ability to attract new customers and our financial condition would suffer. In addition, current or future relationships or agreements may fail to produce the sales that we anticipate.

The cost of advertising for web-based platforms, such as Facebook, are increasing significantly. Increasing advertising costs erode the efficiency of our advertising efforts. If we are unable to effectively manage our advertising costs or if our advertising efforts fail to produce the sales that we anticipate, our business could be adversely affected.

Consumers are increasingly using digital tools as a part of their shopping experience. As a result, our future growth and profitability will depend in part on (i) the effectiveness and efficiency of our online experience for disparate worldwide audiences, including advertising and search optimization programs in generating consumer awareness and sales of our products, (ii) our ability to prevent confusion among consumers that can result from search engines that allow competitors to use or bid on our trademarks to direct consumers to competitors’ websites, (iii) our ability to prevent Internet publication or television broadcast of false or misleading information regarding our products or our competitors’ products; (iv) the nature and tone of consumer sentiment published on various social media sites; and (v) the stability of our website. In recent periods, a number of direct-to-consumer, Internet-based retailers, like us, have emerged and have driven up the cost of basic search terms, which has and may continue to increase the cost of our Internet-based marketing programs.

We have recently been the target of publications by purported consumer reviewers who claim to have identified health and safety concerns with our products. While we believe such claims to be baseless, refuting such claims requires us to expend significant resources to educate current and potential customers on the safety of our products. Even if we are able to broadly disseminate factual information to refute such claims and reinforce the safety of our products, such claims and attendant adverse publicity could persist and damage our reputation and brand value and result in lower sales.

The number of third-party review websites is increasing and such reviews are becoming increasingly influential with consumers. Negative reviews from such sources may receive widespread attention from consumers, which could damage our reputation and brand value and result in lower sales. If we are unable to effectively manage relationships with such reviewers to promote accurate reviews of our products, reviewers may decline to review our products or may post reviews with misleading information, which could damage our reputation and make it more difficult for us to improve our brand value.

If our marketing messages are ineffective or our advertising expenditures, geographic price-points, and other marketing programs, including digital programs, are inefficient in creating awareness and consideration of our products and brand name and in driving consumer traffic to our website, our sales, profitability, cash flows and financial condition may be adversely impacted. In addition, if we are not effective in preventing the publication of confusing, false or misleading information regarding our brand or our products, or if there arises significant negative consumer sentiment on social media regarding our brand or our products, our sales, profitability, cash flows and financial condition may be adversely impacted.

Our future growth and profitability depends, in part, upon our ability to achieve and maintain sufficient production capacity to meet customer demands.

We manufacture our mattresses using our proprietary and patented Mattress Max™ machinery. Because of the unique features of our Mattress Max machines, new machines are not readily available and must be constructed. If we are unable to construct new Mattress Max machines and implement them into our production process in a timely manner, or if our existing Mattress Max machines are unable to function at the desired capacity, our production capacity may be constrained and our ability to respond to customer demand may be adversely impacted. This would negatively impact our ability to grow our business and achieve profitability.

We have engaged in significant related party transactions with affiliates and owners that may give rise to conflicts of interest, result in significant losses to the Company or otherwise adversely affect our operations and the value of our business.

We have engaged in numerous related party transactions involving controlling persons and officers of the Company, as well as with other entities affiliated with controlling persons. For example, we lease our facilities in Alpine, Utah from TNT Holdings, LLC, which is beneficially owned by Tony Pearce and Terry Pearce. We have also entered into an intellectual property license agreement and shared services agreement with other entities controlled by Tony Pearce and Terry Pearce, including EdiZONE, LLC. Because Tony Pearce and Terry Pearce were the only directors of Purple LLC prior to the Business Combination, such transactions have not been approved by disinterested directors of the Company. This lack of disinterested director approval may impair investor confidence, which could adversely affect the value of our business.

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Disruption of operations in either of our two main manufacturing facilities, including as a result of natural disasters, could increase our costs of doing business or lead to delays in shipping our beds.

We have two main manufacturing plants, which are located in Alpine, Utah and Grantsville, Utah. A significant percentage of our products are assembled to fulfill orders rather than stocking finished goods inventory in our plants. Although we could produce our products at both sites, we may consolidate production of certain products at one site over the other. Therefore, the disruption of operations of either of our two main manufacturing facilities for a significant period of time, or even permanently through the loss of the lease of our Grantsville facility, may increase our costs of doing business and lead to delays in shipping our beds to customers. Such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition. Because both of our manufacturing plants are located within the same geographic region, regional economic downturns, natural disasters or other issues could potentially disrupt all of our manufacturing and other operating activities, which could adversely affect our business.

We are in the process of expanding electricity capacity at our Grantsville facility, including construction of infrastructure by Rocky Mountain Power. If we are unable to provide sufficient power to this facility, we will be unable to meet the demands of our customers and our business would be adversely affected.

We may not be able to successfully anticipate consumer trends and demand and our failure to do so may lead to loss of consumer acceptance of the products we sell, resulting in reduced net sales.

Our success depends in part on our ability to anticipate and respond to changing trends and consumer demands in a timely manner. Changes in consumers’ tastes and trends and the resultant change in our product mix, as well as failure to offer our consumers multiple avenues for purchasing our products, could adversely affect our business and operating results. If we fail to identify and respond to emerging trends, consumer acceptance of the products we manufacture and sell and our image with current or potential customers may be harmed, which could reduce our net sales. If we misjudge market trends, we may significantly overstock inventory and be forced to take significant inventory markdowns, which would have a negative impact on our gross profit and cash flow. Conversely, shortages of inventory or time to fulfillment of our products that prove popular could also reduce our sales.

Failure to achieve and maintain a high level of product quality could negatively impact our sales, profitability, cash flows and financial condition.

Our products are highly differentiated from traditional mattresses, sheets, pillows and cushions. As a result, our products may be susceptible to failures that do not exist with traditional products. Failure to achieve and maintain acceptable quality standards could impact consumer acceptance of our products or could result in negative media and Internet reports or owner dissatisfaction that could negatively impact our brand image and sales levels.

In addition, a decline in product quality could result in an increase in return rates and a corresponding decrease in sales, or an increase in product warranty claims in excess of our warranty reserves. An unexpected increase in return rates or warranty claims could harm our sales, profitability, cash flows and financial condition.

As a consumer innovation company with differentiated products, we face an inherent risk of exposure to product liability claims if the use of our products is alleged to have resulted in personal injury or property damage. If any of our products proves to be defective, we may be required to recall or redesign such products. Such recalls of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We maintain insurance against some forms of product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

We are subject to warranty claims for our products, which could result in unexpected expense.

Our products carry warranties for defects in quality and workmanship. Historically, the amount for return of products, discounts provided to affected customers and cost for returns or warrant claims has been immaterial. However, we may experience significant expense as the result of future product quality issues, product recalls or product liability claims which may have a material adverse effect on our business. The actual costs of servicing future warranty claims may exceed our expectations and have a material adverse effect on our results of operations, financial condition and cash flows.

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Significant product returns could harm our business.

We allow our customers to return products, subject to our returns policies. If product returns are higher than we anticipate, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies and procedures relating to returns from time to time, and policies and methods of collecting returned products intended to reduce the number of product returns may result in customer dissatisfaction. The occurrence of any of the foregoing could have a material adverse effect on our business.

Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of business could affect our operations and financial condition.

In the normal course of business, we may from time to time become involved in various legal proceedings. The outcome of these legal proceedings cannot be predicted. It is possible that an unfavorable outcome of some or all of such matters could cause us to incur substantial liabilities that may have a material adverse effect upon our financial condition and results of operations. Any significant adverse litigation, judgments or settlements could have a negative effect on our business, financial condition and results of operations. Even if we are successful in defending against such litigation, the costs of making such a defense, which may or may not be covered by our insurance, could be significant and have a material adverse effect on our business.

Our business could suffer if we are unsuccessful in making, integrating, and maintaining commercial agreements, strategic alliances, and other business relationships.

To successfully operate our business, we rely on commercial agreements and strategic relationships with suppliers, service providers and certain wholesale partners and customers. These arrangements can be complex and require substantial infrastructure capacity, personnel, and other resource commitments. Further, our business partners may have disruptions in their businesses or choose to no longer do business with us. We may not be able to implement, maintain, or develop the components of these commercial relationships. Moreover, we may not be able to enter into additional commercial relationships and strategic alliances on favorable terms or at all.

As our agreements terminate or relationships unwind, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

Our present and future services agreements, other commercial agreements, and strategic relationships create additional risks such as:

●	disruption of our ongoing business, including loss of management focus on existing businesses;

●	impairment of other relationships;

●	variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

●	difficulty integrating under the commercial agreements.

We have entered into a memorandum of understanding with Mattress Firm, Inc. concerning a potential joint venture agreement, pursuant to which Mattress Firm, Inc. is permitted to sell certain of our products in its retail stores. We are currently conducting a trial phase with Mattress Firm, Inc. to assess the viability of a joint venture arrangement. There can be no guarantee that we will enter into a joint venture agreement with Mattress Firm, Inc. Even if we do enter into such agreement, the relationship may not be profitable to us or may impose additional costs that we would not otherwise incur under our current operations. Further, establishing and maintaining this relationship will require the commitment of significant amounts of time, financial resources and management attention, and it may result in prohibitions on certain sales channels through exclusivity requirements, which may adversely affect other aspects of our business.

Current and future economic conditions could materially adversely affect our sales, profitability, cash flows and financial condition.

Our business has been affected by general business and economic conditions, and these conditions could have an impact on future demand for our products. The global economy remains unstable, and we expect the economic environment to continue to be challenging.

Our sales depend, in part, on discretionary spending by our customers. Pressure on discretionary income brought on by general economic downturns and slow recoveries may cause consumers to reduce the amount they spend on discretionary items. If recovery from any economic downturn is slow or prolonged, our growth, prospects, results of operations, cash flows and financial condition could be adversely impacted.

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General economic conditions and discretionary spending are beyond our control and are affected by, among other things, reduced consumer demand for products; insolvency of potential customers; insolvency of our key suppliers resulting in product delays; inability of consumers to obtain credit to finance purchases of our products; decreased consumer confidence; and inability for us, our customers and our suppliers to accurately forecast future product demand trends. If such conditions are experienced in future periods, our industry, business and results of operations could be adversely impacted.

We operate in the highly competitive mattress, pillow and cushion industries, and if we are unable to compete successfully, we may lose customers and our sales may decline.

The mattress, pillow and cushion markets are highly competitive and fragmented. We face competition from many manufacturers, traditional brick-and-mortar retailers and online retailers, including direct-to-consumer competitors. Participants in the mattress, pillow and cushion industries compete primarily on price, quality, brand name recognition, product availability and product performance and compete across a range of distribution channels. The highly competitive nature of the mattress, pillow and cushion industries means we are continually subject to the risk of loss of market share, loss of significant customers, reductions in margins, and the inability to acquire new customers.

A number of our significant competitors offer products that compete directly with our products. Any such competition by established manufacturers and retailers or new entrants into the market could have a material adverse effect on our business, financial condition and operating results. Mattress, pillow and cushion manufacturers and retailers are seeking to increase their channels of distribution and are looking for new ways to reach the consumer. Like us, many newer competitors in the mattress industry have begun to offer “bed-in-a-box” or similar products directly to consumers through the Internet and other distribution channels. Some of our established competitors have begun to offer “bed-in-a-box” products as well. In addition, retailers outside the U.S. have integrated vertically in the furniture and bedding industries, and it is possible that retailers may acquire other retailers or may seek to vertically integrate in the U.S. by acquiring a mattress manufacturer.

Many of our current and potential competitors may have substantially greater financial and government support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, mature distribution methods, and more established relationships in the industry than we do and sell products through broader and more established distribution channels. These competitors, or new entrants into the market, may compete aggressively and gain market share with existing or new products, and may pursue or expand their presence in the mattress, pillow and cushion industries. We cannot be sure we will have the resources or expertise to compete successfully in the future. We have limited ability to anticipate the timing and scale of new product introductions, advertising campaigns or new pricing strategies by our competitors, which could inhibit our ability to retain or increase market share, or to maintain our product margins. Our current and potential competitors may secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing. Also, due to the large number of competitors and their wide range of product offerings, we may not be able to continue to differentiate our products through value, styling or functionality from those of our competitors. Our products are also typically heavier than others and some markets we wish to expand into will not support delivery of our heavy products through parcel services or other affordable home delivery services, limiting our ability to serve the market.

In addition, the barriers to entry into the retail bedding industry are relatively low. New or existing bedding retailers could enter our markets and increase the competition we face. Competition in existing and new markets may also prevent or delay our ability to gain relative market share. Any of the developments described above could have a material adverse effect on our planned growth and future results of operations.

We will face different market dynamics and competition as we develop new products to expand our presence in our target markets. In some markets, our future competitors may have greater brand recognition and broader distribution than we currently enjoy. We may not be as successful as our competitors in generating revenues in those markets due to the lack of recognition of our brands, lack of customer acceptance, lack of product quality history and other factors. As a result, any new expansion efforts could be costlier and less profitable than our efforts in our existing markets. If we are not as successful as our competitors are in our target markets, our sales could decline, our margins could be impacted negatively and we could lose market share, any of which could materially harm our business.

If we are unable to effectively compete with other manufacturers and retailers of mattresses, pillows and cushions, our sales, profitability, cash flows and financial condition may be adversely impacted.

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We may not be able to protect our product designs and other proprietary rights adequately, which could adversely affect our competitive position and reduce the value of our products and brands, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative brands, product designs and functionality and materials for use in our products. We regard our trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology, and similar intellectual property as critical to our success, and we rely on trademark, copyright, and patent law, trade secret protection, and confidentiality agreements and license agreements with our employees, customers, and others to protect our proprietary rights.

We own various U.S. and foreign patents and patent applications related to certain elements of the design and function of our mattresses, pillows, cushions and related products, as well as related to proprietary formulas and related technology for certain materials used in the manufacturing of our products. We own numerous registered and unregistered trademarks and trademark applications, as well as other intellectual property rights, including trade secrets, trade dress and copyrights, which we believe have significant value and are important to the marketing of our products. Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties.

Despite our efforts, we may not be able to adequately protect or enforce our intellectual property and other proprietary rights. Effective protection or enforcement of intellectual property rights may be unavailable or limited in the jurisdictions in which we do business. We also may be unable to acquire or maintain appropriate domain names in all jurisdictions in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

We recently acquired the purple.com domain name from its owner, but before the transfer to the Company the prior owner allowed that name to be used by a competitor for purposes of advertising its competing mattress products. Although that use of the domain name has stopped, it may have caused harm to the Company’s sales and confusion as to the source of the Company’s goods that may harm the reputation of the Company and its goodwill. Such confusion could have a continuing negative impact on our brand and sales.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. Policing the unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights, which may be costly and may divert our management’s attention away from our core business. Furthermore, there is no guarantee that litigation would result in an outcome favorable to us. Third parties that license our proprietary rights also may take actions that diminish the value of our proprietary rights or reputation. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights. If we are unable to protect our proprietary rights adequately, it would have a negative impact on our operations.

We, or the owners of any intellectual property rights licensed to us, may be subject to claims that we or such licensors have infringed the proprietary rights of others, which could require us and our licensors to obtain a license or change designs.

We have been subject to, and expect to continue to be subject to, claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Although we do not believe any of our products infringe upon the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or those from whom we have licenses or that any such assertions or prosecutions will not have a material adverse effect on our business. Regardless of whether any such claims are valid or can be asserted successfully, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us or those from whom we have licenses, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

Purple LLC has licensed certain intellectual property to EdiZONE, LLC, which is owned by Terry and Tony Pearce. Terry and Tony Pearce, and EdiZONE have licensed certain cushioning technology to competitors of Purple and have granted rights in the European Union to a competitor.

Purple LLC has licensed to EdiZONE certain intellectual property rights for use by EdiZONE outside of the consumer comfort market. These licenses could lead to conflicts of interest. If these conflicts of interest arise and are not properly addressed, we could have disputes with our founders and our business could be harmed.

EdiZONE, LLC, which is an entity owned by our founders, previously entered into licenses for comfort-related intellectual property with three different unrelated third-parties. These licenses may prohibit us from selling our existing mattresses in certain geographic areas, including the European Union. While we intend, if necessary, to modify our mattresses in a way that we can sell in these geographic territories in the future without violating these licenses, there can be no assurance that these modified mattresses will be successful. In addition, if these third parties violate their licenses or infringe on intellectual property owned by Purple LLC and Purple LLC is unable to take effective action against such violating or infringing parties, we may be unable to protect against this infringement or the effects of such violations and our business could be harmed.

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Purple LLC has the right to enforce its intellectual property rights at Purple LLC’s option, contingent on Purple LLC’s agreement to indemnify EdiZONE and fund the expense of such enforcement. Purple LLC may not be able to enforce its rights and may not be successful in any such efforts to enforce its intellectual property rights and this may harm our business.

Substantial and increasingly intense competition worldwide in e-commerce may harm our business.

Consumers who might purchase our products from us online have a wide variety of alternatives for purchasing competing mattresses, pillows and cushions, including traditional brick and mortar retailers (as well as the online and mobile operations of these traditional retailers), other online direct-to-consumer retailers and their related mobile offerings, online and offline classified services, online retailer platforms, such as Amazon.com, and other shopping channels, such as offline and online home shopping networks.

The Internet and mobile networks provide new, rapidly evolving and intensely competitive channels for the sale of all types of goods and services, including products that compete directly with our products. Consumers who purchase mattresses, pillows and cushions through us have more and more alternatives, and merchants have more online channels to reach consumers. We expect competition to continue to intensify. Online and offline businesses increasingly are competing with each other and our competitors include a number of online and offline retailers with significant resources, large user communities and well-established brands. Moreover, the barriers to entry into these channels can be low, and businesses easily can launch online sites or mobile platforms and applications at nominal cost by using commercially available software or partnering with any of a number of successful e-commerce companies. As we respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that may be controversial with and lead to dissatisfaction among our customers, which could reduce activity on our platform and harm our profitability.

In addition, sellers in our industry are increasingly utilizing multiple sales channels, including the acquisition of new customers by paying for search-related advertisements on horizontal search engine sites, such as Google, Yahoo!, Naver and Baidu. We use product search engines and paid search advertising to help users find our sites, but these services also have the potential to divert users to other online shopping destinations. Consumers may choose to search for products with a horizontal search engine or shopping comparison website, and such sites may also send users to other shopping destinations. Consumers may not be familiar with or confused by our current web address: purple.com.

We also face increased competitive pressure as the competitive norm for, and the expected level of service from, e-commerce has significantly increased, due to, among other factors, improved user experience, greater ease of buying goods, lower (or no) shipping costs, faster delivery times and more favorable return policies. Also, certain platform businesses, many of whom are larger than us or have greater capitalization, have a dominant and secure position in other industries or certain significant markets, and offer a broader variety of mattress, pillow and cushion products to consumers and retailers that we do not offer. If we are unable to change our product offerings in ways that reflect the changing demands of e-commerce and mobile commerce marketplaces, particularly the higher growth of sales of fixed-price items and higher expected service levels, or compete effectively with and adapt to changes in larger platform businesses, our business will suffer.

Some of our e-commerce competitors offer a significantly broader range of products and services than we do. Competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can. Other direct-to-consumer retailers and e-commerce competitors may offer or continue to offer faster shipping, free shipping, delivery on Sunday, same-day delivery, favorable return policies or other transaction-related services which improve the user experience on their sites and which could be impractical or inefficient for us to match. Competitors may be able to innovate faster and more efficiently, and new technologies may increase the competitive pressures by enabling competitors to offer more efficient or lower-cost services.

If we are unable to compete successfully against current and future online competitors, our operations and profitability may be adversely affected.

If we cannot keep pace with rapid technological developments to provide new and innovative programs, products and services, the use of our products and our revenues could decline.

Rapid, significant technological changes continue to confront the industries in which we operate. We cannot predict the effect of technological changes on our business. We expect that new services and technologies applicable to the industries in which we operate will continue to emerge. These new services and technologies may be superior to, or render obsolete, the technologies we currently use in our products and services. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and ultimately may not be successful. In addition, our ability to adopt new services and develop new technologies may be inhibited by industry-wide standards, new laws and regulations, resistance to change from clients or merchants, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and adapt to technological changes and evolving industry standards.

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A reduction in the availability of credit to consumers generally or under our existing consumer credit programs could harm our sales, profitability, cash flows and financial condition.

We offer financing to consumers through a third-party consumer finance company, Affirm, Inc. As of December 31, 2017, approximately 26% of our sales were financed through third-party consumer finance companies. The amount of credit available to consumers may be adversely impacted by macroeconomic factors that affect the financial position of consumers as suppliers of credit adjust their lending criteria. In addition, changes in federal regulations effective in 2010 placed additional restrictions on all consumer credit programs, including limiting the types of promotional credit offerings that may be offered to consumers.

Affirm, Inc., with Cross River Bank, a New Jersey state-charted bank originates financing resources for Affirm, Inc., offers consumer financing options to our customers through an agreement that may be terminated by us or Affirm, Inc. upon thirty days’ prior written notice. Affirm, Inc., with Cross River Bank, has discretion to control the content of financing offers to our customers and to set minimum credit standards under which credit is extended to customers.

Reduction of credit availability due to changing economic conditions, changes in credit standards under our private label credit card program or changes in regulatory requirements, or the termination of our agreement with Affirm, Inc., could harm our sales, profitability, cash flows and financial condition.

We typically keep only two to four weeks of raw material inventory, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability.

We typically only keep two to four weeks of raw material inventory on hand, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability. Lead times for ordered components may vary significantly, especially as we source some of our materials from China. In addition, some components used to manufacture our products are provided on a sole source basis. Any unexpected shortage of materials caused by any disruption of supply or an unexpected increase in the demand for our products, could lead to delays in shipping our beds to customers. Any such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition.

We rely upon several key suppliers that are, in some instances, the only source of supply currently used by us for particular materials, components or services. A disruption in the supply or substantial increase in cost of any of these products or services could harm our sales, profitability, cash flows and financial condition.

We currently obtain all of the raw materials and components used to produce our mattresses, pillows and cushions from outside sources. In some cases, we have chosen to obtain these materials and components from suppliers who serve as the only source of supply, or who supply the vast majority of our needs of the particular material or component. While we believe that these materials and components, or suitable replacements, could be obtained from other sources, in the event of a disruption or loss of supply of relevant materials or components for any reason, we may not be able to find alternative sources of supply, or if found, may not be found on comparable terms. In addition, a change in the financial condition of some of our suppliers could impede their ability to provide products to us in a timely manner. Further, we maintain relatively small supplies of our raw materials and outsourced goods at our manufacturing facilities, and any disruption in the on-going shipment of supplies to us could interrupt production of our products, which could result in a decrease of our sales or could cause an increase in our cost of sales, either of which could decrease our liquidity and profitability.

If our relationship with the primary supplier of our mineral oil is terminated, we could have short-term difficulty in replacing these sources since there are relatively few other suppliers presently capable of supplying the local volume that we would need in a short period of time.

Fluctuations in the price, availability and quality of raw materials could cause delays that could result in our inability to provide goods to our customers or could increase our costs, either of which could decrease our earnings.

In manufacturing products, we use various commodity components, such as polyurethane foam, oil, our spring units, ingredients for our Hyper-Elastic Polymer® material, our water-based adhesive and other raw materials. Because we are dependent on outside suppliers for our raw materials, fluctuations in their price, availability, and quality could have a negative effect on our cost of sales and our ability to meet our customers’ demands. Competitive and marketing pressures may prevent us from passing along price increases to our customers, and the inability to meet our customers’ demands could cause us to lose sales.

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Our success is highly dependent on our ability to provide timely delivery to our customers, and any disruption in our delivery capabilities or our related planning and control processes may adversely affect our operating results.

An important part of our success is due to our ability to deliver our products to our customers in a timely manner. This in turn is due to our successful planning and distribution infrastructure, including ordering, transportation and receipt processing, the ability of our suppliers to meet our distribution requirements and the ability of our contractors to meet our delivery requirements. Our ability to maintain this success depends on the continued identification and implementation of improvements to our planning processes, distribution infrastructure and supply chain. We also need to ensure that our distribution infrastructure and supply chain keep pace with our anticipated growth and increased product output. The cost of these enhanced processes could be significant and any failure to maintain, grow or improve them could adversely affect our operating results.

We rely on FedEx and other carriers to deliver our products to customers on a timely, convenient, and cost-effective basis. Any significant delay in deliveries to our customers could lead to increased returns and cause us to lose sales. Any increase in freight charges could increase our costs of doing business and harm our sales, profitability, cash flows and financial condition.

Our business could also be adversely affected if there are delays in product shipments to us due to freight difficulties, challenges with our suppliers or contractors involving strikes or other difficulties at their principal transport providers or otherwise. Such delays could adversely affect our profitability and reputation.

Our business operations could be disrupted if our information technology systems fail to perform adequately or are disrupted by natural disasters or other catastrophes or if we are unable to protect the integrity and security of our information systems.

We depend largely upon our information technology systems in the conduct of all aspects of our operations. If our information technology systems fail to perform as anticipated, we could experience difficulties in virtually any area of our operations, including but not limited to receiving orders from customers, replenishing inventories or delivering our products. We may be required to incur significant capital expenditures in the pursuit of improvements or upgrades to our management information systems. These efforts may take longer and may require greater financial and other resources than anticipated, may cause distraction of key personnel, and may cause short-term disruptions to our existing systems and our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our information systems to respond to changes in our business needs, our ability to run our business could be adversely affected. It is also possible that our competitors could develop better e-commerce platforms than ours, which could negatively impact our sales.

In addition, our systems may experience service interruptions or degradation due to hardware and software defects or malfunctions, computer denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, information hijacking or ransom, and intentional acts of vandalism. Some of our systems are not fully redundant and our disaster recovery planning is not sufficient for all eventualities. Any of these or other systems related problems could, in turn, adversely affect our sales and profitability.

Our business and our reputation could be adversely affected by the failure to protect sensitive employee, customer and consumer data, or to comply with evolving regulations relating to our obligation to protect such data.

In the ordinary course of our business, we collect and store certain personal information from individuals, such as our customers and suppliers, and we process customer payment card and check information for purchases via our website. Cyber-attacks designed to gain access to sensitive information by breaching security systems of large organizations leading to unauthorized release of confidential information have occurred recently at a number of major U.S. companies despite widespread recognition of the cyber-attack threat and improved data protection methods. Computer hackers may attempt to penetrate our computer system and, if successful, misappropriate personal information, payment card or check information or confidential Company business information. In addition, a Company employee, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information.

During fiscal 2017, we were subject to a single attempted malware installation, and we will likely continue to be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses, and other means of unauthorized access. To the best of our knowledge, attempts to breach our systems have not been successful to date. A breach of our systems that resulted in the unauthorized release of sensitive data could adversely affect our reputation and lead to financial losses from remedial actions or potential liability, possibly including punitive damages. An electronic security breach resulting in the unauthorized release of sensitive data from our information systems could also materially increase the costs we already incur to protect against these risks. We continue to balance the additional risk with the cost to protect us against a breach. Additionally, losses arising from a breach could be covered in part by insurance that we carry.

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We are subject to payments-related risks.

We accept payments using a variety of methods, including credit card, debit card, credit accounts (including promotional financing), gift cards, direct debit from a customer’s bank account, electronic payments (e.g., PayPal and Venmo), consumer invoicing, physical bank check, and payment upon delivery. For existing and future payment options we offer to our customers, we may become subject to additional regulations and compliance requirements (including obligations to implement enhanced authentication processes that could result in significant costs and reduce the ease of use of our payments products). For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide certain payment methods and payment processing services, including the processing of credit cards, debit cards, electronic checks, electronic fund transfers, and promotional financing. In each case, it could disrupt our business if these companies become unwilling or unable to provide these services to us. In addition, our business and profitability could be adversely affected if customers who finance purchases fail to make financing payments in a timely manner.

Our customers primarily use credit cards to buy from us. We are completely dependent upon our payment card processors to process the sales transactions and remit the proceeds to us. The payment card processors have the right to withhold funds otherwise payable to us to establish or increase reserves based on their assessment of the inherent risks of payment card processing and their assessment of the risks of processing our customers’ payment cards at any time, and have done so from time to time in the past. We are also subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. In addition, events affecting our payment card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the payment card processors, could have a material adverse effect on our business.

Credit card fraud and our response to it could adversely affect our business.

We may receive orders placed with fraudulent credit card data. If we fail to adequately control fraudulent credit card transactions it could reduce our net revenues and our gross profit or cause credit card or payment system companies to disallow their cards’ use for customer payments on our website. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. If we are unable to detect or control credit card fraud, claims against us for these transactions could harm our business, prospects, financial condition and results of operation.

Further, to the extent that our efforts to prevent fraudulent orders result in our inadvertent refusal to fill legitimate orders, we would lose the benefit of legitimate potential sales and risk the alienation of legitimate customers. The occurrence of any of the foregoing could have a material adverse effect on our business.

We depend on a few key employees, and if we lose the services of certain of our principal executive officers, we may not be able to run our business effectively.

Our future success depends in part on our ability to attract and retain key executive, merchandising, marketing, sales, operations and engineering personnel. We have an employment agreement with each of our executive officers. If any of our executive officers cease to be employed by us, we would have to hire additional qualified personnel. Our ability to successfully attract and hire other experienced and qualified executive officers cannot be assured and may be difficult because we face competition for these professionals from our competitors, our suppliers and other companies operating in our industry.

Further, the involvement of Tony and Terry Pearce has been and continues to be crucial to the success of our company because of their extensive experience with and technical knowledge of our products. Pursuant to the employment agreements that have been entered into with them in connection with the consummation of the Business Combination, they are not required to work a particular number of hours for us or to be based at any particular location. The loss or reduction of their services could adversely affect our operations and our ability to achieve our business objectives. The continued growth of our business depends upon their continued involvement.

Our business exposes us to personal injury, property damage and product liability claims, which could result in adverse publicity and harm to our brands and our results of operations.

We may be subject to personal injury, property damage and product liability claims for the products that we sell. Any personal injury, property damage or product liability claim made against us, whether or not it has merit, could be time consuming and costly to defend, resulting in adverse publicity, or damage to our reputation, and have an adverse effect on our results of operations. In addition, any negative publicity involving our vendors, employees, labor contractors, delivery contractors and other parties who are not within our control could negatively impact us.

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Further, the products we sell are subject to regulation by the U.S. Consumer Product Safety Commission (“CPSC”) and similar state and international regulatory authorities. Such products could be subject to recalls and other actions by these authorities. Product safety concerns may require us to voluntarily remove selected products from our stores. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We have received notice from the CPSC of several purported consumer complaints regarding some of our products. While we believe such complaints to be baseless, in terms of the alleged harms and, in some cases, the individual’s actual use of our product, we are required to devote significant amounts of time, attention and other resources, including financial resources, to investigating and responding to such complaints. Further, because the complaints are available to the public, such complaints could result in adverse publicity or damage to our reputation and brand value and result in lower sales.

We maintain insurance against some forms of personal injury, property damage and product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim or product recall that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

Regulatory requirements, including, but not limited to, trade, environmental, health and safety requirements, may require costly expenditures and expose us to liability.

Our products and our marketing and advertising programs are subject to regulation in the U.S. by various federal, state and local regulatory authorities, including the Federal Trade Commission. In addition, our operations are subject to federal, state and local consumer protection regulations and other laws relating specifically to the bedding industry. These rules and regulations may change from time to time, or may conflict. There may be continuing costs of regulatory compliance including continuous testing, additional quality control processes and appropriate auditing of design and process compliance. For example, the CPSC and other jurisdictions have adopted rules relating to fire retardancy standards for the mattress industry. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the current standard. Additionally, California, Rhode Island and Connecticut have all enacted laws requiring the recycling of mattresses discarded in their states. State and local bedding industry regulations vary among the states in which we operate but generally impose requirements as to the proper labeling of bedding merchandise, restrictions regarding the identification of merchandise as “new” or otherwise, controls as to hygiene and other aspects of product handling, disposal, sales, resales and penalties for violations. We or our suppliers may be required to incur significant expense to the extent that these regulations change and require new and different compliance measures. For example, new legislation aimed at improving the fire retardancy of mattresses, regulating the handling of mattresses in connection with preventing or controlling the spread of bed bugs could be passed, or requiring the recycling of discarded mattresses, could result in product recalls or in a significant increase in the cost of operating our business. In addition, failure to comply with these various regulations may result in penalties, the inability to conduct business as previously conducted or at all, or adverse publicity, among other things. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business. We are also subject to various health and environmental provisions, such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets).

Our marketing and advertising practices could also become the subject of proceedings before regulatory authorities or the subject of claims by other parties and could require us to alter or end these practices or adopt new practices that are not as effective or are more expensive.

In addition, we are subject to federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. We may not be in complete compliance with all such requirements at all times, and we have been required in the past to make changes to our facilities in order to comply with these requirements. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. If a release of harmful or hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of such liability could be material. As a manufacturer of mattresses, pillows, cushions and related products, we use and dispose of a number of substances, such as glue, oil, solvents and other petroleum products, as well as certain foam ingredients, that may subject us to regulation under numerous foreign, federal and state laws and regulations governing the environment. Among other laws and regulations, we are subject in the U.S. to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act and related state and local statutes and regulations.

Our operations could also be impacted by a number of pending legislative and regulatory proposals to address greenhouse gas emissions in the U.S. and other countries. Certain countries have adopted the Kyoto Protocol. New greenhouse gas reduction targets have been established under the Kyoto Protocol, as amended. This and other initiatives under consideration could affect our operations. These actions could increase costs associated with our manufacturing operations, including costs for raw materials, pollution control equipment and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future consolidated financial condition, results of operations, or cash flows.

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We are also subject to regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, electronic contracts and other communications, competition, consumer protection, trade and protectionist measures, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services or access to our facilities, the design and operation of websites and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Unfavorable regulations and laws could diminish the demand for, or availability of, our products and services and increase our cost of doing business.

Regulatory requirements related to flammability standards for mattresses may increase our product costs and increase the risk of disruption to our business.

The CPSC adopted new flammability standards and related regulations which became effective nationwide in July 2007 for mattresses and mattress and foundation sets. Compliance with these requirements has resulted in higher materials and manufacturing costs for our products, and has required modifications to our information systems and business operations, further increasing our costs and negatively impacting our capacity. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the CPSC standard. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business.

In addition, these regulations require manufacturers to implement quality assurance programs and encourage manufacturers to conduct random testing of products. These regulations also require maintenance and retention of compliance documentation. These quality assurance and documentation requirements are costly to implement and maintain. If any product testing, other evidence, or regulatory inspections yield results indicating that any of our products may not meet the flammability standards, we may be required to temporarily cease production and distribution or to recall products from the field, and we may be subject to fines or penalties, any of which outcomes could harm our business, reputation, sales, profitability, cash flows and financial condition.

We could be affected by recent changes to federal income tax laws.

On December 22, 2017, President Trump enacted legislation commonly referred to as the Tax Cuts and Jobs Act. The changes in the tax law will be partially effective in the current 2018 fiscal year and fully effective in the 2019 fiscal year. The primary impacts to us include repeal of the alternative minimum tax regime, decrease of the corporate income tax rate structure, accelerated depreciation of certain purchased assets and net operating loss limitations. These changes will have a material impact to the value of deferred tax assets and liabilities, the value of the payments made under the Tax Receivable Agreement, and our future taxable income and effective tax rate.

We could be subject to additional sales tax or other indirect tax liabilities.

The application of indirect taxes (such as sales and use tax, value-added tax (VAT), goods and services tax, business tax and gross receipt tax) to e-commerce businesses and to our users is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. In many cases, it is not clear how existing statutes apply to the Internet or e-commerce.

An increasing number of states and foreign jurisdictions have considered or adopted laws or administrative practices, with or without notice, that impose additional obligations on remote sellers and online marketplaces to collect transaction taxes such as sales, consumption, value added, or similar taxes. We may not have sufficient lead time to build systems and processes to collect these taxes. Failure to comply with such laws or administrative practices, or a successful assertion by such states or foreign jurisdictions requiring us to collect taxes where we do not, could result in substantial tax liabilities, including for past sales, as well as penalties and interest. In addition, if the tax authorities in jurisdictions where we are already subject to sales tax or other indirect tax obligations were successfully to challenge our positions, our tax liability could increase substantially. In the U.S., Supreme Court decisions restrict states’ rights to require remote sellers to collect state and local sales taxes, although some states currently are seeking to have the Supreme Court revisit these decisions.

We may be subject to laws, regulations, and administrative practices that require us to collect information from our customers, vendors, merchants, and other third parties for tax reporting purposes and report such information to various government agencies. The scope of such requirements continues to expand, requiring us to develop and implement new compliance systems. Failure to comply with such laws and regulations could result in significant penalties.

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Several proposals have been made at the U.S. state and local levels that would impose additional taxes on the sale of goods and services over the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce and our brands, and could diminish our opportunity to derive financial benefit from our activities. While the U.S. federal government’s moratorium on state and local taxation of Internet access or multiple or discriminatory taxes on e-commerce has been temporarily extended, this moratorium does not prohibit federal, state or local authorities from collecting taxes on our income or from collecting certain taxes that were in effect prior to the enactment of the moratorium and one of its extensions.

We could be subject to additional income tax liabilities.

We are subject to federal and state income taxes in the U.S. Tax laws, regulations, and administrative practices in the U.S. and in various state and local jurisdictions are subject to significant change, and significant judgment is required in evaluating and estimating our provision and accruals for taxes. In addition, some states and cities requires additional taxes or fees for the right to sell mattresses in their jurisdiction. While we have established reserves based on assumptions and estimates that we believe are reasonable to cover such taxes and fees, these reserves may prove to be insufficient.

Our determination of our tax liability is always subject to audit and review by applicable tax authorities. Any adverse outcome of any such audit or review could harm our business, and the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. Regardless of the outcome, responding to any such audit or review could cause us to incur significant costs and could divert resources away from our operations.

There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. Our effective tax rates could be affected by earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, losses incurred in jurisdictions for which we are not able to realize the related tax benefit, changes in foreign currency exchange rates, entry into new businesses and geographies and changes to our existing businesses, acquisitions (including integrations) and investments, changes in the price of our securities, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles, and interpretations.

A number of U.S. states have attempted to increase corporate tax revenues by taking an expansive view of corporate presence to attempt to impose corporate income taxes and other direct business taxes on companies that have no physical presence in their state, and taxing authorities in other jurisdictions may take similar actions. Many U.S. states are also altering their apportionment formulas to increase the amount of taxable income or loss attributable to their state from certain out-of-state businesses. Further, we may be required in the future to pay sales and other taxes and fees to states where our products were warehoused before shipping. If more taxing authorities are successful in applying direct taxes to Internet companies that do not have a physical presence in their respective jurisdictions, this could increase our effective tax rate.

We may be subject to sales reporting and record-keeping obligations.

One or more states, the U.S. federal government or other jurisdictions may seek to impose reporting or record-keeping obligations on companies that engage in or facilitate e-commerce. Such an obligation could be imposed by legislation intended to improve tax compliance (and legislation to such effect has been contemplated by several states and a number of foreign jurisdictions). Complying with such requirements would require us to devote significant amounts of time, attention and other resources, including financial resources, which may adversely affect our operations and profitability.

Delaware law and our Second Amended and Restated Certificate of Incorporation contain anti-takeover provisions, any of which could delay or discourage a merger, tender offer, or assumption of control of the Company not approved by our Board of Directors and founders that some stockholders may consider favorable.

Provisions of Delaware law and our Second Amended and Restated Certificate of Incorporation could hamper a third party’s acquisition of us, or discourage a third party from attempting to acquire control of us. You may not have the opportunity to participate in these transactions. These provisions could also limit the price that investors might be willing to pay in the future for equity interests in the Company. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

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●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of our common stock; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Provisions in our Second Amended and Restated Certificate of Incorporation could make it very difficult for an investor to bring any legal actions against us and our directors or officers and could require us to pay any amounts incurred by our directors or officers in any such actions.

Our Second Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, our directors shall not be personally liable for monetary damages for breach of fiduciary duties. Our Second Amended and Restated Certificate of Incorporation also allows us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect the value of our business.

Provisions in our Second Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum.

Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents. It also provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim for or based on a breach of duty or obligation owed by any current or former director, officer or employee of ours to us or to our stockholders, including any claim alleging the aiding and abetting of such a breach; any action asserting a claim against us or any current or former director, officer or employee of ours arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. Alternatively, if a court were to find the choice of forum provision contained in our proposed certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We will incur significant costs as a result of our operating as a public company and our management will be required to devote substantial time to compliance with the regulatory requirements placed on a public company.

As a public company with substantial operations, we incur significant legal, accounting and other expenses. The costs of preparing and filing annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”) and furnishing audited reports to shareholders will be time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Certain members of our management have limited or no experience operating a company whose securities are listed on a national securities exchange or with the rules and reporting practices required by the federal securities laws as applied to a publicly traded company. We may need to recruit, hire, train and retain additional financial reporting, internal control and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

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If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the value of our business.

As a public company, we are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Even when such controls are implemented, management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, measures of control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We have identified material weaknesses in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management has identified material weaknesses in our internal controls over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, approximately $0.1 million and $4.3 million of post-closing net adjustments were made to our 2016 balance sheet and statement of operations, respectively, as a result of the material weaknesses. We are developing a remediation plan designed to address these material weaknesses and other existing deficiencies. If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results, which could lead to substantial additional costs for accounting and legal fees and shareholder litigation.

We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We are required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with existing requirements is expensive. As a public company, we are required to comply with additional regulations and other requirements. These and future requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal control over financial reporting is determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the value of our business, subject us to regulatory investigations and penalties, and could have a material adverse effect on our business.

Risks Relating to our Organizational Structure

Our only significant asset is our ownership of Purple LLC and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We are a holding company and do not directly own any operating assets other than our ownership of interests in Purple LLC. We depend on Purple LLC for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends, and to satisfy our obligations under the Tax Receivable Agreement. The earnings from, or other available assets of, Purple LLC may not be sufficient to make distributions or pay dividends, pay expenses or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our Class A Common Stock less attractive to investors.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the completion of our initial public offering in August 2015, although we could lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in a three year period or if the market value of our Common Stock held by non-affiliates meets or exceeds $700.0 million as of the last day of its second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the following fiscal year-end. If some investors find our Common Stock less attractive because we may rely on these exemptions, there may be a less active trading market for our Common Stock, and our stock price may be more volatile.

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Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to opt out of this extended transition period for implementing new or revised accounting standards, which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Future sales of our Class A Common Stock by our existing stockholders may cause our stock price to fall.

The market price of our Class A Common Stock could decline as a result of sales by our existing stockholders in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. In addition, subsequent public issuances of our stock would cause the interest of each current Purple stockholder to be diluted.

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving Purple’s clients and negative media coverage, may result in significant decreases in the price of our Class A Common Stock.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our Class A Common Stock and, as a result, there may be significant volatility in the market price of our Class A Common Stock. If we are unable to operate our business as profitably as in the past or as our investors expect us to in the future, the market price of our Class A Common Stock will likely decline when it becomes apparent that the market expectations may not be realized. In addition to our operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our Class A Common Stock and increase fluctuations in our quarterly earnings. These factors include certain of the risks discussed herein, operating results of other companies in the sleep and comfort products industry, changes in our financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war, terrorist and other hostilities, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the sleep products industry.

We will incur higher costs post-Business Combination as a result of being a public company.

As a public company, we will incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. We will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and related rules implemented by the SEC and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

We do not anticipate paying any cash dividends in the foreseeable future.

We intend to retain future earnings, if any, for use in the business or for other corporate purposes and do not anticipate that cash dividends with respect to our Class A Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on our results of operations, financial position and such other factors as our board of directors, in its discretion, deems relevant. As a result, capital appreciation, if any, of our Class A Common Stock will be a stockholder’s sole source of gain for the foreseeable future.

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We are a “controlled company” within the meaning of NASDAQ rules and, as a result, are exempt from certain corporate governance requirements.

InnoHold holds capital stock representing a majority of our outstanding voting power. So long as InnoHold maintains holdings of more than 50% of the voting power of our capital stock, we will be a “controlled company” within the meaning of NASDAQ corporate governance standards. Under these standards, a company need not comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors consist of “independent directors” as defined under NASDAQ rules;

●	the requirement that we have a compensation committee that is composed entirely of independent directors;

●	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or otherwise have director nominees selected by vote of a majority of the independent directors; and

●	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

We intend to rely on certain of these exemptions, including exemptions from the rules that would otherwise require us to have a Compensation Committee and a Nominating and Corporate Governance Committee. As a result, we do not have a Compensation Committee or a Nominating and Corporate Governance Committee. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors. If we are no longer eligible to rely on the controlled company exception, we will comply with all applicable NASDAQ corporate governance requirements, but we will be able to rely on phase-in periods for certain of these requirements in accordance with NASDAQ rules. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all NASDAQ corporate governance requirements.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

To fund our acquisition and development strategies, we may need to raise additional funds through various financing sources, including the sale of our equity securities and the procurement of commercial debt financing. We may be required to refinance our debt. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, developing new and existing lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, there can be no assurance that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired or refinance existing debt, and operating results may be adversely affected. Even if we procure new debt financing, such debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictive covenants limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and our stockholders may experience additional dilution in net book value per share.

If the amount of capital we are able to raise from financing activities, together with revenues from operations, is not sufficient to satisfy our capital needs, we may be required to reduce or even cease operations.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to our operating performance and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on NASDAQ. However, we cannot assure you that our securities will continue to be listed on NASDAQ in the future. In order to continue listing our securities on NASDAQ, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our securities. Additionally, in connection with the Business Combination, we are required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. We cannot assure you that we will be able to meet those initial listing requirements or obtain all the necessary approvals.

On August 28, 2017, we received a written notice from the Listing Qualifications Department of NASDAQ, indicating that, based upon our non-compliance with NASDAQ Listing Rule 5550(a)(3), which requires an issuer to report a minimum of 300 public holders of its common stock (the “Minimum Holders Rule”), we would be required to submit a plan to regain compliance with the Minimum Holders Rule for the NASDAQ staff’s consideration.

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On October 18, 2017, the NASDAQ staff advised us that they accepted our plan and granted us an extension until February 26, 2018 to evidence compliance with the Minimum Holders Rule. We believe we have evidenced compliance but have not yet received formal confirmation from NASDAQ. If the evidence we submitted is not sufficient, the NASDAQ staff will notify us that it will delist our securities. We would be entitled to request a hearing, at which hearing we would present our plan to a NASDAQ Hearings Panel and request the continued listing of our securities on NASDAQ pursuant to and pending the completion of such plan. During the pendency of the hearing process, our securities would continue to be listed on NASDAQ.

The compliance plan sets forth the actions we plan to take to enable us to have at least 300 public holders. However, there can be no assurance that we will be able to meet the listing standards of NASDAQ, or if we do, that we will continue to meet the listing requirements.

On January 4, 2018, we received written notice from the NASDAQ staff indicating that, based upon our non-compliance with Nasdaq Listing Rule 5620(a), which requires an issuer to hold an annual meeting of shareholders no later than one year after the end of its fiscal year-end (the “Annual Meeting Rule”), we would be required to submit a plan to regain compliance with the Annual Meeting Rule for the NASDAQ staff’s consideration by no later than February 20, 2018. We have agreed with NASDAQ to hold a combined annual meeting for both 2016 and 2017 in May of 2018.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Class A Common Stock and Public Warrants continue to be listed on NASDAQ, our Class A Common Stock and Public Warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Purple’s level of indebtedness could adversely affect Purple’s and the Company’s ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

As of December 31, 2017, Purple LLC had total debt of $8.2 million outstanding, comprised of $8 million drawn on a $10 million secured revolving loan facility with Wells Fargo and $0.2 million in capital lease obligations. In connection with the Closing, the Wells Fargo facility was repaid in full and Purple entered into the $25.0 million Credit Agreement with Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”) and Coliseum Co-Invest Debt Fund, L.P. (together with CCP and Blackwell, the “Lenders”). As of February 28, 2018, approximately $25 million is outstanding under the Credit Agreement. Our level of indebtedness could have important consequences to stockholders. For example, it could:

●	make it more difficult to satisfy our obligations with respect to our indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

●	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

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●	limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

●	place us at a potential competitive disadvantage compared to its competitors that have less debt.

We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in the Credit Agreement, and we may be unable to comply with all covenants in the future.

The Credit Agreement imposes restrictions that could impede Purple LLC’s and the Company’s ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

●	make capital expenditures in excess of $20 million;

●	incur capital lease obligations in excess of $10 million;

●	enter into future asset-based loans in excess of $20 million;

●	guarantee additional debt;

●	pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

●	make certain payments, dividends, distributions or investments; and

●	merge or consolidate with other companies or transfer all or substantially all of Purple’s assets, other than with respect to the Business Combination.

In addition, the Credit Agreement contains certain negative covenants that restrict the incurrence of indebtedness unless certain incurrence-based financial covenant requirements are met. The restrictions may prevent Purple LLC and the Company from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Purple LLC’s ability to comply with these restrictive covenants in future periods will largely depend on its ability to successfully implement its overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of Purple LLC’s debt. In the event of an acceleration of Purple LLC’s debt, Purple LLC could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

We could issue additional preferred stock without stockholder approval with the effect of diluting then current stockholder interests, impairing their voting rights and potentially discouraging a takeover that stockholders may consider favorable.

Pursuant to our amended and restated certificate of incorporation, the board of directors of the post-Business Combination company will have the ability to authorize the issuance of up to five million shares of preferred stock as any time and from time to time, with such terms and preferences as the board determines and without any stockholder approval other than as may be required by NASDAQ rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying or preventing a change of control.

Tax Risks Relating to the Structure after the Business Combination

Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of Class B Units into our Class A Common Stock and related transactions, we will be required to pay InnoHold 80% of these tax benefits under the Tax Receivable Agreement.

InnoHold may, subject to certain conditions and transfer restrictions, exchange its Class B Units and shares of Class B Common Stock for shares of Class A Common Stock pursuant to the Exchange Agreement. The deemed exchanges in the Business Combination and any exchanges pursuant to the Exchange Agreement, are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of Purple LLC. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge.

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In connection with the Business Combination, we entered into the Tax Receivable Agreement, which generally provides for the payment by us to exchanging holders of Class B Units and shares of Class B Common Stock of 80% of certain tax benefits, if any, that we realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations pursuant to the Tax Receivable Agreement are the obligation of the Company and not of Purple LLC. The actual increase in our allocable share of Purple’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of shares of our Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income. Because none of the foregoing factors are known at this time, we cannot determine the amounts (if any) that would be payable under the Tax Receivable Agreement. However, we expect that as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of Purple LLC, the payments that we expect to make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of the Company by the holders of units.

InnoHold will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that we exercise our right to early termination of the Tax Receivable Agreement, or in the event of a change of control of the Company or we are more than 90 days late in making of a payment due under the Tax Receivable Agreement, the Tax Receivable Agreement will terminate, and we will be required to make a lump-sum payment to InnoHold equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The change of control payment to InnoHold could be substantial and could exceed the actual tax benefits that we receive as a result of acquiring units from other owners of Purple LLC because the amounts of such payments would be calculated assuming that we would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination.

Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the other holders of Class B Units and shares of Class B Common Stock under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of holders of Class B Units and shares of Class B Common Stock to receive payments under the Tax Receivable Agreement.

There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to us by Purple are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition.

We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from Purple LLC Class B Unitholders.

Pursuant to the Tax Receivable Agreement, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple LLC’s assets as a result of (i) the Business Combination and (ii) the exchange of (a) the Class B Units and (b) the Class B Common Stock, in each case that were received in connection with the Business Combination, for shares of Class A Common Stock pursuant to the Exchange Agreement and (B) certain other related transactions with InnoHold. The amount of any such tax savings attributable to the payment of cash to InnoHold in the Business Combination and the exchanges contemplated by the Exchange Agreement will be paid 80% to InnoHold and retained 20% by the Company. Any such amounts payable will only be due once the relevant tax savings have been realized by the Company. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we will earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

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Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings; and

●	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

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Selected Financial Data

The following table contains summary historical financial and other data for Purple as of and for the years ended December 31, 2015, 2016 and 2017 derived from Purple’s audited financial statements for the years ended December 31, 2015, 2016 and 2017. The information below is only a summary and should be read in conjunction with the information contained under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About Purple” and in Purple’s audited financial statements and the related notes included elsewhere in this Current Report on Form 8-K and in the Original Report.

$ in thousands	Year Ended December 31,
	2017	2016	2015

Income Statement Data:
Revenues, net	$196,859	$65,473	$5,839
Cost of revenues:
Cost of revenues	108,464	39,857	3,935
Related party royalty fees	—	4,139	520
Total cost of revenues	108,464	43,996	4,455
Gross profit	88,395	21,477	1,384
Operating expenses:
Marketing and sales	79,139	17,901	469
General and administrative	13,229	4,643	1,193
Research and development	1,387	792	62
Loss on disposal of property and equipment	10	23	—
Total operating expenses	93,765	23,359	1,724
Operating loss	(5,370)	(1,882)	(340)
Other expense, net	(72)	(19)	(67)
Net loss	$(5,442)	$(1,901)	$(407)

Balance Sheet Data (at end of period):
Cash and cash equivalents	$3,593	$4,013	$71
Working capital	$(14,927)	$(6,118)	$(1,070)
Total assets	$41,038	$18,842	$1,086
Current liabilities	$41,212	$18,716	$2,117
Long-term obligations	$8,117	$24	$—
Member’s deficit	$(10,542)	$(812)	$(1,031)

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Recent Developments

On February 2, 2018 (the “Closing Date”), our predecessor, GPAC, consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company (formerly known as Global Partner Acquisition Corp.), PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the Company’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination”).

In connection with the Closing of the Business Combination, the operating agreement of Purple LLC was amended so that, among other changes, the existing single class of common membership units in Purple LLC were reclassified into two new classes of units, Class A membership units (the “Class A Units”) and Class B Units. 9,682,855 Class A Units were issued and are solely held by the Company. They are voting common units entitled to share in the profits and losses of Purple LLC and to receive distributions as and if declared by the board of managers of Purple LLC. 44,071,318 Class B Units were issued and are solely held by InnoHold. They have limited voting rights and are entitled to share in the profits and losses of Purple LLC and to receive distributions as and if declared by the board of managers of Purple LLC. The amended operating agreement also appoints the Company as the sole managing member of Purple LLC. As the sole managing member of Purple LLC, the Company operates and controls all of the business and affairs of Purple LLC. Accordingly, although the Company has a minority economic interest in Purple LLC, the Company has the sole voting interest in, and control of the management of Purple LLC.

Overview of our business

Purple LLC was established as a limited liability company under the laws of the State of Delaware on May 26, 2010 under the name of WonderGel, LLC. The name was changed to Purple Innovation, LLC on January 27, 2017. The Company is a comfort technology company which designs and manufactures products to improve how people sleep, sit, and stand. It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer® technology designed to improve comfort. The Company markets and sells its products through its direct-to-consumer online channel, traditional wholesale partners, and third-party online retailers.

In December 2016, the Company acquired EquaPressure, LLC (“EquaPressure”) from InnoHold, which was the 100% owner of Purple LLC at that time. EquaPressure designs and manufactures medical cushioning products primarily for sales in the long-term and home medical care markets. At the time of the acquisition, InnoHold was the owner of both the Company and EquaPressure and the acquisition of EquaPressure was a transfer between entities under common control. As such, the Company recorded the assets, liabilities and equity of EquaPressure on its balance sheet at EquaPressure’s historical basis instead of fair value. Transfers of businesses between entities under common control require the reporting period to be presented as if the transaction occurred at the beginning of the period in which common control first existed. Accordingly, the Company’s financial statements and related notes of the Company included in this Current Report on Form 8-K have been retrospectively adjusted to include the historical balances of EquaPressure prior to the effective date of the acquisition.

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The following table shows the impact of the EquaPressure merger on the balance sheet of the Company as of December 31, 2016:

	Purple	EquaPressure	Purple
	Pre-Merger	Pre-Merger	Post-Merger
	2016	2016	2016
(in thousands)	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,563	$450	$4,013
Accounts receivable, net	2,113	215	2,328
Inventories, net	5,241	94	5,335
Prepaid inventory	675	—	675
Other current assets	247	—	247
Total current assets	11,839	759	12,598
Property and equipment, net	6,104	—	6,104
Intangible assets, net	130	—	130
Other long term assets	5	5	10
Total assets	$18,078	$764	$18,842

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$6,834	$59	$6,893
Accrued sales returns	2,054	—	2,054
Accrued interest – related party	22	—	22
Compensation and benefits	1,810	—	1,810
Customer prepayments	4,154	—	4,154
Accrued sales tax	2,291	—	2,291
Other accrued liabilities	1,141	—	1,141
Current portion of long-term obligations	51	—	51
Related party notes payable	—	300	300
Total current liabilities	18,357	359	18,716
Long-term obligations, net of current portion	24	—	24
Other long term liabilities	914	—	914
Total liabilities	19,295	359	19,654
Member’s deficit:
Common units, no par value, 100,000 units authorized; 88,000 units issued and outstanding	1,447	813	2,260
Distributions	(268)	(18)	(286)
Accumulated deficit	(2,396)	(390)	(2,786)
Total member’s deficit	(1,217)	405	(812)
Total liabilities and member’s deficit	$18,078	$764	$18,842

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The following table shows the impact of the EquaPressure merger on the statement of operations of the Company for the year ended December 31, 2016:

	Purple Pre-Merger	EquaPressure Pre-Merger	Purple Post-Merger
	2016	2016	2016
(in thousands)	(Unaudited)	(Unaudited)
Revenues, net	$63,934	$1,539	$65,473
Cost of revenues:
Cost of revenues	39,363	494	39,857
Related-party royalty fees	3,998	141	4,139
Total cost of revenues	43,361	635	43,996
Gross profit	20,573	904	21,477
Operating expenses:
Marketing and sales	17,901	—	17,901
General and administrative	4,461	182	4,643
Research and development	792	—	792
Loss on disposal of property and equipment	23	—	23
Total operating expenses	23,177	182	23,359
Operating loss	(2,604)	722	(1,882)
Other income (expense):
Other income	8	—	8
Interest expense	(26)	(1)	(27)
Total other income (expense)	(18)	(1)	(19)
Net income (loss)	$(2,622)	$721	$(1,901)

Marketing and Sales

The Company primarily invests in digital advertising and marketing initiatives through various web-based and social media platforms to drive sales in the short to medium term. The marketing and sales initiatives range from creating brand awareness to driving immediate purchasing by consumers who are evaluating purchases of mattresses, bedding and other comfort technology products that the Company sells. The Company typically promotes its products more heavily during certain holiday periods throughout the year when consumer interest and search activity on the internet is high. During these periods where demand for advertising through online or traditional channels is more intense, the cost of advertising campaigns escalate. The Company evaluates the effectiveness of its advertising and marketing initiatives on a regular basis to ensure these initiatives are driving the appropriate purchasing behavior by its customers and realizing a return on the advertising spend in the short to medium term.

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Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe the following are the more critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual future experience may differ significantly from these estimates.

Revenue Recognition

The Company generates revenues from the sale of inventory. Revenue is recognized when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the service has been provided; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Revenue generated from sales is recognized when the inventory is shipped to the customer, which is when title passes to the customer. Revenue is reported net of estimated sales returns and discounts and excludes sales taxes. Sales tax and other regulatory amounts collected from customers are included as other accrued liabilities.

The Company does not normally charge additional amounts above list price to the customer for ordinary shipping and handling. Orders with an exceptionally high shipping cost or with “white-glove” delivery service may result in an additional charge to the customer with those amounts recorded as revenue under the same policy as product revenue. Shipping costs are recorded as a component of cost of revenues.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for expected losses and consist primarily of receivables from wholesale customers and receivables from third-party processors for customer credit card purchases. The allowance is recognized in an amount equal to anticipated future write-offs. Management estimates the allowance for doubtful accounts based on delinquencies, aging trends, industry risk trends, our historical experience and current trends. Account balances are charged off against the allowance when management believes it is probable the receivable will not be recovered.

Property and Equipment

Property and equipment are stated at cost, net of depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the respective assets, ranging from 3 to 10 years. Major renewals and betterments that extend useful life are capitalized. The Company records depreciation and amortization in cost of sales for long-lived assets used in the manufacturing process, and within each line item of operating expenses for all other long-lived assets. Leasehold improvements are amortized over the shorter of the useful life of 15 years or the contractual term of the lease, with consideration of lease renewal options if renewal appears probable. Assets under capital lease are included within property, plant and equipment and represent non-cash investing activities. The cost and related accumulated depreciation of assets sold or retired is removed from the accounts with any resulting gain or loss included in net income in the statements of operations.

Cost of Revenues

Costs associated with net revenues are recorded in cost of revenues, and are recorded in the same period in which related sales have been recorded. Cost of revenues includes the costs of receiving, producing, inspecting, warehousing, insuring, and shipping goods during the period, as well as depreciation and amortization of long-lived assets used in these processes. Cost of sales also includes shipping and handling costs associated with the delivery of goods to customers.

Sales Returns

The Company offers up to 100 days to return a mattress or pillow and 30 days to return a seat cushion for a full refund. The Company’s policy grants to customers a right of return requiring the Company to reduce the amount of the revenue recognized by the amount of the estimated returns. The estimated sales returns, which are recorded as a reduction of revenue at the time of sale and are recorded as a liability on the balance sheet, are based on historical trends and product return rates and are adjusted for any current or expected trends as appropriate. Actual sales returns could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued sales returns by updating the return rates for actual trends and projected costs. The Company classifies the estimated sales returns as a current liability as they are expected to be paid out in less than one year.

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Warranty Liabilities

The Company provides a limited warranty on most of the products sold. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenues, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for any current or expected trends as appropriate. Actual warranty claim costs could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued warranty claims by updating claims rates for actual trends and projected claim costs. The Company classifies as non-current those estimated warranty costs expected to be paid out in greater than one year.

Operating Results for the Years Ended December 31, 2017, 2016 and 2015

The following table sets forth for the periods indicated our results of operations and the percentage of total revenue represented in our statements of operations:

	Year Ended December 31,
	2017		2016		2015
		% of		% of		% of
(in thousands)	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales
Revenues, net	$196,859	100.0%	$65,473	100.0%	$5,839	100.0%
Cost of revenues:
Cost of revenues	108,464	55.1	39,857	60.9	3,935	67.4
Related party royalty fees	—	—_	4,139	6.3	520	8.9
Total cost of revenues	108,464	55.1	43,996	67.2	4,455	76.3
Gross profit	88,395	44.9	21,477	32.8	1,384	23.7
Operating expenses:
Marketing and sales	79,139	40.2	17,901	27.3	469	8.0
General and administrative	13,229	6.7	4,643	7.1	1,193	20.4
Research and development	1,387	0.7	792	1.2	62	1.1
Loss on disposal of property and equipment	10	0.0	23	0.0	—	—
Total operating expenses	93,765	47.6	23,359	35.6	1,724	29.5
Operating income (loss)	(5,370)	(2.7)	(1,882)	(2.8)	(340)	(5.8)
Other income (expense):
Other income	9	0.0	8	0.0	5	0.1
Interest expense	(81)	(0.1)	(27)	(0.1)	(72)	(1.3)
Total other income (expense)	(72)	(0.0)	(19)	(0.0)	(67)	(1.2)
Net income (loss)	$(5,442)	(2.8)%	$(1,901)	(2.9)%	$(407)	(7.0)%

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Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Revenue

Total net revenue increased $131.4 million, or 200.7%, to $196.9 million for the year ended December 31, 2017 from $65.5 million for the year ended December 31, 2016 due mainly to an $88.1 million increase in mattress sales, a $26.0 million increase in sales of top of bed products, a $13.2 million increase in base sales, and a $4.1 million increase in cushion sales. The increase in mattress sales was primarily attributable to higher direct-to-consumer demand driven by increased marketing investments and an increased manufacturing capacity to fulfill orders. The increases in sales of top of bed products and bases are due to the introduction of the majority of these products in the fourth quarter of 2016 and also related to the increased mattress sales.

Despite our increased manufacturing capacity in 2017, we believe that 2017 revenue growth was limited primarily by manufacturing capacity constraints and negative publicity campaigns by competitors. During the third quarter of 2017, we moved one of our mattress assembly lines from our headquarters in Alpine, Utah to our facilities in Grantsville, Utah, which resulted in capacity constraints as production was disrupted and as our manufacturing equipment and workforce were reconfigured in our new facilities. In addition, we introduced new mattress models into our manufacturing process, which required significant reconfiguration of the manufacturing process and further limited production. We completed construction of two Mattress MaxTM machines in 2017, which were each working toward reaching full capacity by the end of the year. These additional Mattress Max machines enabled us to increase production during the year and we expect will enable greater production and efficiencies going forward as they become more productive. We completed construction of a fourth Mattress Max machine in the first quarter of 2018, which we expect will steadily increase our production capacity throughout the second quarter of 2018. Accordingly, we expect this additional capacity to enable us to produce mattresses at a greater scale, which we expect to contribute to increased revenues in 2018. However, to the extent the fourth Mattress Max machine does not come up to scale in the first half of 2018 and our existing and projected Mattress Max machines do not perform as expected, capacity constraints may continue to exist in 2018. We have begun addressing long lead time items for additional Mattress Max machines; however, the timing of the rollouts of such machines depends on our capacity needs and capital availability. We believe that our existing manufacturing equipment, including our fourth Mattress Max machine, has the capacity to support more than $500 million in potential annual revenue, provided that such equipment continues to operate at planned levels.

Approximately 3% of our net revenue for the year ended December 31, 2017 was derived from wholesale channel sales. We expect that our relationship with existing wholesale partners, such as Mattress Firm, will expand in 2018 and that we will also be able to develop relationships with additional wholesaler partners. We expect these increased wholesale channel sales to contribute to increased revenues in 2018.

We also expect our revenues to benefit from the introduction of higher-priced mattresses to our product portfolio in 2018 and potential new product innovations.

Cost of Revenues

The cost of revenues increased $64.5 million, or 146.5%, to $108.5 million for the year ended December 31, 2017 from $44.0 million for the year ended December 31, 2016. The increase is due mainly to the costs associated with the increased sales of mattresses. Direct material and labor increased $42.2 million, freight costs increased $13.7 million, third-party processing costs increased $5.8 million and all other costs increased $6.8 million, partially offset by the elimination of related party royalty fees of $4.1 million. The gross profit percentage increased to 44.9% of revenues for the year ended December 31, 2017 from 32.8% for the year ended December 31, 2016 primarily due to the realization of efficiencies in our manufacturing process and the elimination of related-party royalty fees. We anticipate our gross profit percentage will increase in future periods driven by continued efficiency improvements and cost reduction efforts, such as automation of current manual processes and leverage from fixed components of our manufacturing cost structure.

Marketing and Sales

Marketing and sales expenses increased $61.2 million, or 342.1%, to $79.1 million for the year ended December 31, 2017 from $17.9 million for the year ended December 31, 2016. The increase is due mainly to increases of $60.1 million in social media and other digital advertising costs and $2.1 million in marketing salaries partially offset by a decrease of $1.0 million in all other marketing and sales expenses for the year ended December 31, 2017 over the year ended December 31, 2016. Marketing expenses increased as a percentage of sales to 40.2% for the year ended December 31, 2017 from 27.3% for the year ended December 31, 2016. This is primarily the result of increased advertising initiatives and the increasing costs of advertising for web-based and social media platforms, such as Facebook, due to the rising prices of advertising on those platforms. In addition, the efficiency of marketing initiatives was negatively impacted by production capacity constraints that resulted in a delay to ship products to consumers as well as negative false publicity promoted by a competitor despite a court victory that required the competitor to remove the negative material. While we anticipate that our web-based advertising costs will continue to increase in future periods, we did reduce marketing spend in December 2017 in order to better match our production capacity. Capacity constraints continued to impact marketing efficiency through the end of 2017, but we believe will not significantly impact 2018, as our new Mattress Max machines begin to achieve greater production capacity. However, to the extent our existing and projected Mattress Max machines do not perform as expected, capacity constraints may continue to exist in 2018.

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General and Administrative

General and administrative expenses increased $8.6 million, or 184.9%, to $13.2 million for the year ended December 31, 2017 from $4.6 million for the year ended December 31, 2016. The increase is due mainly to increases of $3.8 million in legal and professional fees, $2.5 million in salaries and wages, $1.4 million in penalties and interest related to the untimely payment of sales tax obligations and $0.9 million in all other general and administrative expenses for the year ended December 31, 2017 over the year ended December 31, 2016. The increase in legal and professional fees is primarily the result of additional costs associated with the Business Combination. The increase in salaries and wages and other general and administrative expenses is primarily attributable to the growth of our operations. We anticipate that our general and administrative costs will continue to increase in future periods as we continue to grow our infrastructure to support sales growth and incur ongoing compliance costs as we operate as a public company.

Research and Development

Research and development costs increased $0.6 million, or 75.1%, to $1.4 million for the year ended December 31, 2017 from $0.8 million for the year ended December 31, 2016. The increase is due mainly to increases of $0.4 million in salaries and wages and $0.2 million in all other research and development expenses for the year ended December 31, 2017 over the year ended December 31, 2016.

Operating Loss

Loss from operations was $5.4 million for the year ended December 31, 2017, an increase of $3.5 million compared to an operating loss of $1.9 million for the year ended December 31, 2016. The increased loss was due mainly to the increase in marketing and sales expenses relative to net revenue, partially offset by the increase in revenue and elimination of the related-party royalty fees discussed above. The negative operating margin for the year ended December 31, 2017 was (2.7)% compared to (2.9)% for the year ended December 31, 2016. The improvement in operating margin is primarily due to the higher margins on our mattress products and the elimination of the related-party royalty fees, offset by the increase in marketing and sales expenses.

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Revenue

Total net revenue increased $59.6 million, or 1,021.4%, to $65.5 million for the year ended December 31, 2016 from $5.8 million for the year ended December 31, 2015 due mainly to the increase in 2016 of sales of mattresses in the amount of $63.4 million and all other products in the amount of $3.7 million, which were partially offset by an increase in the reserve for sales returns in the amount of $7.5 million. The increase in mattress sales was attributable to an increase in the volume of mattresses sold, which was in turn attributable to an increase in manufacturing capacity of mattresses and the ability to drive sales in the direct to consumer channel by our marketing and advertising efforts.

Cost of Revenues

The cost of revenues increased $39.5 million, or 887.6%, to $44.0 million for the year ended December 31, 2016 from $4.6 million for the year ended December 31, 2015. The increase is due mainly to the increased costs associated with the increased mattresses sales year over year. Direct material and labor increased $26.6 million, freights costs increased $5.5 million, related party royalty fees increased $3.6 million, third-party processing costs increased $1.8 million and all other costs increased $2.0 million. The gross profit percentage increased to 32.8% of revenues for the year ended December 31, 2016 from 23.7% for the year ended December 31, 2015 due to the product mix shift to the higher gross margin mattress products compared to our other products.

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Marketing and Sales

Marketing and sales expenses increased $17.4 million, or 3,714.8%, to $17.9 million for the year ended December 31, 2016 from $0.5 million for the year ended December 31, 2015. The increase is due mainly to increases of $15.6 million in social media advertising costs, $0.8 million in salaries and benefits and $1.0 million in all other marketing and sales expenses for the year ended December 31, 2016 over the year ended December 31, 2015. Marketing expenses increased as a percentage of sales to 27.3% for the year ended December 31, 2016 from 8.0% for the year ended December 31, 2015. This increase is due to the implementation in 2016 of the Company’s strategy to invest in digital advertising and marketing initiatives through various web-based and social media platforms to drive sales in the short to medium term. In addition, the costs of advertising for web-based and social media platforms, such as Facebook, have increased due to the rising prices of advertising on those platforms.

General and Administrative

General and administrative expenses increased $3.5 million, or 289.2%, to $4.6 million for the year ended December 31, 2016 from $1.2 million for the year ended December 31, 2015. The increase is due primarily to increases of $1.8 million in salaries and wages, $0.4 million in legal and professional fees and $1.3 million in all other general and administrative expenses for the year ended December 31, 2016 over the year ended December 31, 2015. These increased costs were incurred to support the growth of the Company.

Research and Development

Research and development costs increased $0.7 million, or 1,186.9%, to $0.8 million for the year ended December 31, 2016 from $0.1 million for the year ended December 31, 2015. The increase is due to increased salaries and wages for the year ended December 31, 2016 over the year ended December 31, 2015.

Operating Income (Loss)

Loss from operations was $1.9 million for the year ended December 31, 2016, an increased loss of $1.5 million over the net operating loss of $0.4 million for the year ended December 31, 2015 due mainly to the increase in royalty fees and expenses as discussed above. The operating margin for the year ended December 31, 2016 was (2.9)% compared to (5.9)% for the year ended December 31, 2015. The improvement in operating margin was primarily due to the increased sales on mattresses with a higher profit margin partially offset with increased related party royalty fees and operating expenses.

Liquidity and Capital Resources

Prior to 2017, we financed our operations from cash flows from operations and borrowing availability under related-party notes. We have seen rapid growth in 2016 and 2017 that has required additional capital resources to fund operations. Our primary cash needs consist of working capital, capital expenditures, member distributions and debt service. Our working capital needs depend upon the timing of our receipts from sales and payments to others, such as vendors, as well as our capital and operating lease payment obligations. We had negative working capital of $(14.9) million and $(6.1) million for the years ended December 31, 2017 and 2016, respectively. Our capital expenditures primarily relate to acquiring and maintaining manufacturing equipment. Our cash used for capital expenditures was $7.6 million and $4.7 million for the years ended December 31, 2017 and 2016, respectively. We financed these capital expenditures through cash provided by operating activities. We expect our capital expenditures for our facilities and equipment to be between $15.0 million and $20.0 million in 2018.  We also expect to spend an additional $10.0 million to $15.0 million in the first quarter of 2018 in order to fund working capital requirements. Actual amounts for capital expenditures or capital needed to fund operations could differ significantly from current expectations because of operating needs, growth needs, regulatory changes, other expenses, or other factors.

Debt service consists of principal and interest payments on the outstanding balance of certain equipment loans, capital leases and the Wells Fargo Bank debt facility, totaling $0.1 million as of December 31, 2017. On February 2, 2018, we entered into a credit agreement and received approximately $24.0 million in proceeds after original issue discounts.

During the year ended December 31, 2017, we entered into a $10 million debt facility with Wells Fargo Bank and as of December 31, 2017, approximately $8.0 million had been drawn against that facility. We were in breach of terms of the agreement by failing to facilitate collateral audits in accordance with the provisions of the agreement, but we received a waiver from Wells Fargo Bank of its default rights so long as we facilitated collateral audits by January 19, 2018. The Company delivered the collateral audit information to Wells Fargo by that deadline. Subsequent to the repayment of the loan, the Company determined that it would have breached the term to meet a certain EBITDA covenant as of December 31, 2017. On February 2, 2018, in connection with the Business Combination, the Company paid off and closed the debt facility by paying $8.1 million in cash including accrued interest and fees. There were no events of default identified at that time.

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On February 2, 2018, we also added approximately $26.0 million in cash to our balance sheet through the sale of equity as part of the closing of the business combination, which cash will support future growth and operations.

During 2016 in conjunction with the EquaPressure merger, all but $0.3 million of the related-party notes and accrued interest were forgiven and recorded as a member contribution.

During the year ended December 31, 2017, the $0.3 million principal plus accrued interest of the related-party notes payable to InnoHold was paid and the notes were extinguished.

We believe that our cash flow from operations, together with other available sources of liquidity, will be sufficient to fund anticipated operating expenses and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties. Adequate financing may not be available or, if available, may only be available on unfavorable terms. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our current operations or growth strategies. In addition, future financings through equity investments are likely to be dilutive to our existing shareholders. Newly issued securities may include preferences or superior voting rights or be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy, maintain our growth and competitiveness or continue in business.

We are required to make certain payments to InnoHold under the Tax Receivable Agreement, which payments may have a material adverse effect on our liquidity and capital resources. We are currently unable to anticipate the amount of these payments due to the unpredictable nature of several factors, including the timing of exchanges, the market price of shares of Class A Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of income.

Line of Credit with Wells Fargo

On October 9, 2017, the Company entered into a credit agreement with Wells Fargo Bank, National Association, which we refer to as the WF Credit Agreement, for a $10 million secured revolving loan facility of which approximately $8.0 million had been drawn as of December 31, 2017. Interest was equal to 3.00% plus the daily one-month LIBOR rate, and was payable on the first day of each fiscal quarter beginning on November 1, 2017. The Company was also subject to an unused commitment fee equal to 0.25% on the daily unused amount of the line of credit, calculated and payable on a quarterly basis.

The WF Credit Agreement contained several restrictive covenants, including, among others, that Purple could not (i) incur additional debt unless it were subordinated and less than $10 million, (ii) guarantee any other debt, (iii) pay dividends or distributions, other than certain tax distributions, (iv) create a lien on its assets, or (v) Business Combination or consolidate with any company other than GPAC.

The WF Credit Agreement also included certain restrictive financial covenants. First, the Company’s EBITDA could not be less than $500,000 as of each fiscal quarter end, determined on a rolling four-quarter basis, with “EBITDA” defined as the Company’s net profit before tax plus, to the extent deducted in determining net profit before tax, interest expense (net of capitalized interest expense), depreciation expense, amortization expense, non-cash compensation expense and, to the extent approved by Wells Fargo, transaction expenses incurred in connection with the Business Combination (the “EBITDA Covenant”). The Company was not able to comply with the EBITDA Covenant as of the end of its fourth fiscal quarter for the year ending December 31, 2017 but was able to obtain a waiver from Wells Fargo of breach of the EBITDA Covenant. Second, the Company was required to maintain an asset coverage ratio of at least 1.50 to 1.00 as of each fiscal quarter end, determined on a rolling four-quarter basis, with “asset coverage ratio” defined as the sum of the Company’s cash plus inventory (inclusive of raw materials and packaging, but exclusive of work in process and inventory which is obsolete, or damaged or unsalable finished goods) plus the Company’s accounts receivable, divided by the Company’s aggregate indebtedness outstanding under the credit facility as of the date of determination.

The credit facility was subject to several customary events of default, upon which Wells Fargo could seek certain remedies, including but not limited to repayment of all principal plus unpaid outstanding interest. Of particular importance, an event of default would occur in the event of a change of control, which is defined to be an event in which a person other than the Company’s existing owner acquires 25% or more of the Company.

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The credit facility was scheduled to mature on October 8, 2019, and the Company could terminate the facility without penalty with ten days’ prior notice. On February 2, 2018, in connection with the Business Combination, the Company paid off and closed the debt facility by paying $8.1 million in cash including accrued interest and fees. There were no events of default identified at that time.

Credit Agreement with Coliseum

On February 2, 2018, Purple LLC entered into a Credit Agreement (the “Credit Agreement”) with Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”) and Coliseum Co-Invest Debt Fund, L.P. (together with CCP and Blackwell, the “Lenders”), pursuant to which the Lenders agreed to make a loan to Purple LLC in an aggregate principal amount of $25 million (the “Loan”). The Loan was closed and funded in connection with the Closing of the Business Combination on February 2, 2018. As part of the Credit Agreement, the Sponsor agreed to assign to the Lenders an aggregate of 2,500,000 Sponsor Warrants to purchase 1,250,000 shares of Class A Stock.

The Loan bears interest at 12.0% per annum and matures on February 2, 2023. Any pre-payments in the first year are subject to a make-whole payment, while pre-payments in years two through four are subject to certain pre-payment penalties. In addition, Purple LLC may elect for interest in excess of 5.0% per annum to be capitalized and added to the principal amounts of the Loan. The Credit Agreement provides for certain remedies to the Lenders in the event of customary events of default.

The Credit Agreement also provides for standard indemnification of the Lenders and contains representations, warranties and certain covenants of Purple LLC. While any amounts are outstanding under the Credit Agreement, Purple LLC is subject to a number of affirmative and negative covenants, including covenants regarding dispositions of property, investments, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. In particular, Purple LLC is restricted from (i) making capital expenditures in excess of $20 million, (ii) incurring capital lease obligations in excess of $10 million and (iii) incurring asset-based loans in excess of $20 million, subject to limited exceptions. Purple LLC is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.10 to this report and is incorporated by reference herein.

In connection with the Credit Agreement, on February 2, 2018 the Company entered into a Parent Guaranty (the “Parent Guaranty”) pursuant to which the Company agreed to an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Credit Agreement. The foregoing summary of the Parent Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Parent Guaranty, a copy of which is attached as Exhibit 10.11 to this report and is incorporated by reference herein.

Cash flows for the Years Ended December 31, 2017, 2016 and 2015

The following summarizes our cash flows for the years ended December 31, 2017, 2016 and 2015 as reported in our statements of cash flows in the accompanying financial statements:

	Year Ended December 31,
(in thousands)	2017	2016	2015
Net cash provided by (used in) operating activities	$5,000	$9,134	$(70)
Net cash used in investing activities	(8,728)	(4,819)	—
Net cash provided by (used in) financing activities	3,308	(373)	(115)
Net increase (decrease) in cash	(420)	3,942	(185)
Cash at beginning of year	4,013	71	256
Cash at end of year	$3,593	$4,013	$71

Year ended December 31, 2017 Compared to the Year ended December 31, 2016

Cash provided by operating activities decreased $4.1 million to $5.0 million during the year ended December 31, 2017 as compared to the same period in 2016, mainly due to an increase in operating costs due to the growth in sales, increased marketing and sales costs and other increased costs related to the Business Combination. The Company also increased inventory by $5.5 million as purchases of material continue to be made to meet demand. These increases in costs and use of funds are partially offset by an increase in cash received from customers on increased sales during the period and a $10.9 million increase in accounts payable and other accrued liabilities primarily driven by the timing of payments to vendors.

Cash used in investing activities increased $3.9 million to $8.7 million during the year ended December 31, 2017 as compared to the same period in 2016, attributable to an $2.9 million increase in capital expenditures for property and equipment as we continue to increase capacity and improve efficiencies of our manufacturing operations and a $1.0 million increase in the investment in intangible assets primarily due to the purchase of our internet domain.

Cash provided by financing activities increased $3.7 million to $3.3 million during the year ended December 31, 2017 as compared to the same period in 2016 due to an $8.0 million draw on the line of credit partially offset by an increase in cash paid out for member distributions of $4.2 million and a $0.1 million increase in the cash paid out for payments on notes and other financing activities.

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Year ended December 31, 2016 Compared to the Year ended December 31, 2015

Cash provided by operating activities increased $9.2 million to $9.1 million during the year ended December 31, 2016 as compared to the same period in 2015, mainly due to an increase in cash received from customers on increased sales during the period and a $10.8 million increase in accounts payable and other accrued liabilities primarily driven by the timing of payments to vendors, an increase of $4.2 million in customer prepayments driven by the timing of our ability to fulfill orders. These increases are partially offset by increased operating costs caused by increased sales, a $6.1 million increase in inventory and prepaid inventory as purchases of material increased to meet demand and a $1.5 million increase in accounts receivable driven by the timing of customer payments.

Cash used in investing activities increased $4.8 million during the year ended December 31, 2016 as compared to the same period in 2015, attributable to an increase in capital expenditures for property and equipment as we increased capacity of our manufacturing operations to meet demand for our products. There were no capital expenditures during the year ended December 31, 2015.

Cash used in financing activities increased $0.3 million to $0.4 million during the year ended December 31, 2016 as compared to the same period in 2015 due primarily to a reduction of $0.6 million of cash borrowed from related parties, partially offset by a $0.2 million reduction in cash payments on certain related-party notes and $0.1 reduction in cash paid out for member distributions.

We had total available cash of $3.6 million, $4.0 million and $0.1 million as of December 31, 2017, 2016 and 2015, respectively.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual Obligations

The following table sets forth our significant contractual obligations as of December 31, 2017:

	Total	2018	2019 - 2020	2021 - 2022	Thereafter
(in thousands)
Line of credit[1]	$8,000	$-	$8,000	$-	$-
Interest payments related to line of credit[1]	142	80	62	-	-
Capital Lease Obligations[2]	175	40	77	58	-
Operating Lease Obligations[3]	18,844	2,815	5,935	4,391	5,703
Total	$27,161	$2,935	$14,074	$4,449	$5,703

(1)	Amounts presented relate to amounts drawn and related interest under a line of credit with Wells Fargo entered into in October 2017. Prior to the Business Combination, the outstanding principal balance under the line of credit was approximately $8 million, which amount was paid in full at Closing from proceeds retained at Purple LLC for working capital purposes. Further, these amounts do not include net loan proceeds received under the Coliseum Credit Agreement entered into on February 2, 2018. As of February 5, 2018, the outstanding principal balance under the Coliseum Credit Agreement was approximately $24.0 million, which amount is due and payable on February 2, 2023; interest payments related to the Coliseum debt are expected to be approximately $3 million annually.

(2)	Capital lease obligations relate primarily to warehouse and office equipment.

(3)	Represents future monthly rental payment obligations under operating leases for corporate and warehouse facilities in Alpine, Utah and Grantsville, Utah. The Company's headquarters facility in Alpine, Utah is leased from TNT, an entity under common control with the Company. The lease was amended and restated in October 2017 and has an initial lease term of 10 years with the option for a 5 year extension period. The Company also leases a facility located in Grantsville, Utah for use primarily as manufacturing and warehouse space. The lease was entered into in August 2016 with a lease term of 66 months and expires in January 2022.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to various market risks, which include potential losses arising from adverse changes in market rates and prices, such as interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

Our interest rate risk exposure results from our outstanding variable-rate line of credit. At December 31, 2017, the amount outstanding under our line of credit was $8 million. An immediate 100 basis point change in interest rates would result in $0.1 million of additional interest expense. These estimates also assume that the amount of our outstanding variable rate date remains constant for an annual period and that the interest rate change occurs at the beginning of the period.

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Directors and Executive Officers

Biographical Information

As of the date hereof, Purple’s officers and directors are as follows:

Name	Age	Title
Terry V. Pearce	69	Director and Interim Chief Executive Officer
Tony M. Pearce	62	Director
Jodi Deputy	44	Head of Purple People
Daniel G. Hill	38	Chief Retail Officer
W. Alexander McArthur	41	Chief Marketing Officer
Casey K. McGarvey	58	Chief Legal Officer and Secretary
Wayne Moorehead	43	Chief Brand Officer
Charles A. Smith	49	Chief Operating Officer
Russ Whatcott	41	Director of Innovation
Mark Watkins	42	Chief Financial Officer and Treasurer
Gary DiCamillo	67	Director
Pano Anthos	59	Director
Claudia Hollingsworth	57	Director
Gary Kiedaisch	71	Director
Adam Gray	52	Director

Executive Officers

Terry V. Pearce is a co-founder of Purple and has served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from the University of Utah. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products. On March 13, 2018, following the resignation of Samuel D. Bernards as our Chief Executive Officer, Mr. Pearce was appointed the Interim Chief Executive Officer of the Company.

Tony M. Pearce is a co-founder of Purple and has served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Terry Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from Brigham Young University and a Master’s of Business Administration from the University of Phoenix. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products.

Jodi Deputy has served as Head of Purple People since 2016. Ms. Deputy has over 15 years of experience in human resource and organizational leadership, including as Vice President of Field Services for Jamberry from 2014-2015, Senior Director of Human Resources for inContact, Inc. from 2012 to 2014, and a variety of human resource management positions for GE Healthcare from 2002 to 2012, including serving as Human Resources Manager for GE Healthcare’s Healthcare Information Technologies division from 2009 to 2012. Ms. Deputy obtained a Bachelor’s of Science degree in Public Health from Utah State University and holds a Master’s of Business Administration from Brigham Young University.

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Daniel G. Hill has served as Purple’s Chief Retail Officer since 2015. Prior to serving as the Chief Retail Officer, he was the President of Purple from its inception in 2010 as WonderGel, LLC to 2015. He also served as the President of one of the various technology companies owned by Terry and Tony Pearce known as EquaPressure, LLC, until it was combined into Purple. From 2004 to 2015, Mr. Hill worked for various technology companies also owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Hill attended Brigham Young University, where he obtained a Bachelor’s of Science degree in Psychology. Mr. Hill is the son-in-law of Tony Pearce.

W. Alexander McArthur has served as the Chief Marketing Officer of Purple since 2016 . He has over 10 years of experience in managing internet and traditional marketing. Prior to joining Purple, Mr. McArthur served in marketing management positions for several startups in the e-commerce industry, including as Vice President of Digital Marketing at Modere from 2014 to 2016, an independent marketing consultant from 2012 to 2014, Vice President of Digital Marketing at Purch from 2011 to 2012, Vice President at SEO.com from 2009 to 2010 and Vice President of Internet Marketing at OrangeSoda from 2006 to 2009. Mr. McArthur studied Communications at Brigham Young University.

Casey K. McGarvey has served as the Chief Legal Officer and General Counsel of Purple since its inception in 2010 as WonderGel, LLC. He also has served as General Counsel of various technology companies owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Prior to joining Purple and EdiZONE, Mr. McGarvey was a shareholder, partner or of counsel at several law firms. Mr. McGarvey has a Bachelor’s of Arts in political science, a Juris Doctor and an Executive Masters of Business Administration, each from the University of Utah.

Wayne Moorehead has served as the Chief Brand Officer of Purple since February 2017. Mr. Moorehead has over 15 years of experience in marketing and brand development. Prior to joining Purple, Mr. Moorehead served as a strategic advisor at SUCCESS Magazine from 2015 to 2017, as Chief Strategist at Hint Creative from 2013 to 2017, as Chief Marketing Officer at Nature’s Sunshine Products from 2012-2013, as a brand strategist at Case Agency from 2010 to 2012, and as Chief Marketing Officer at MonaVie from 2005 to 2010, and in other marketing roles at other companies from 2000 to 2005. Mr. Moorehead holds a Bachelor’s of Science degree in Marketing Communications and Advertising and a Master’s of Business Administration, with an emphasis in marketing, both from Brigham Young University.

Charles A. Smith has served as the Chief Operating Officer of Purple since July 2017. Mr. Smith has over 25 years of experience in operations and engineering. Prior to joining Purple, Mr. Smith served as the Managing Partner of Milestone Management Partners from 2015 to 2017 and as Vice President of Global Operations at Morinda from 2009 to 2015. Mr. Smith holds a Bachelor of Science degree in Technology Management from Utah Valley University, a Master’s of Business Administration from Brigham Young University, and a Master’s of Business Operational Excellence from The Ohio State University.

Russ Whatcott has served as the Director of Innovation for Purple since 2017. Prior to joining Purple, Mr. Whatcott served as the Chief Engineer for EdiZONE, LLC, which is an affiliate of Purple, from 2005. Mr. Whatcott obtained a Bachelor’s of Science degree in Manufacturing Engineering Technology and a Master’s degree in Manufacturing Systems, both from Brigham Young University.

Mark Watkins has served as Chief Financial Officer since November 2017. Prior to joining Purple, Mr. Watkins served as the Chief Financial Officer at Traeger Grills, a post he held from March 2015 through October 2017. From 2002 through March 2015, he held various positions at Nu Skin Enterprises, Inc. (NYSE: NUS), including Vice President of Sales Operations and Vice President of Finance. Prior to joining Nu Skin, Mr. Watkins worked at the accounting firm of PricewaterhouseCoopers LLP, where he performed financial statement audits. Mr. Watkins holds a Master’s and a Bachelor’s in Accounting from Brigham Young University.

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Non-Executive Directors

Gary T. DiCamillo served as one of GPAC’s directors since GPAC’s initial public offering. Since June 2017, he has served as President and Chief Executive Officer of Universal Trailer Corporation, a manufacturer of leading livestock and utility trailer brands. Since January 2010, Mr. DiCamillo has been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization and the management of business transition issues. Prior to that he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation from 1996 to 2002. He also has served as president of Worldwide Power Tools and Accessories at Black & Decker Corporation from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE:WHR) in 1997 and served as chairman of its audit committee from April 2013 to April 2017. He continues to serve as a director of Whirlpool Corporation. He also served as a board member of The Sheridan Group, Inc., a digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corp., a window and door manufacturer, from 1993 until 2007, then again from May 2010 until the present, where he has chaired the compensation committee since May 2015; a board member of Berkshire Manufactured Products Corp., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corp., a manufacturer of horse, livestock and cargo trailers for farm, recreational, and commercial markets, since March 2011 and a board member of Select Staffing Corp., a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston, Spoleto Festival USA and Spoleto Festival, USA and previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned an MBA. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. Mr. DiCamillo is a member of GPAC’s Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational, financial and management background.

Pano Anthos served as one of GPAC’s directors since GPAC’s initial public offering. Since August 2015, Mr. Anthos has been the Managing Director of XRC Labs and XRC Fund, a retail and consumer goods technology accelerator based in New York City and co-sponsored by Parsons School of Design and Kurt Salmon. Since October 2011, Mr. Anthos has been a partner of Eaglepoint, running their digital transformation practice. He has over 25 years of technology Chief Executive Officer and founder experience, having built new businesses in B2B and B2C markets across Web, social, mobile and gaming platforms. Since November 2012, Mr. Anthos has also been a co-founder of GatherEducation, a virtual reality classroom platform that recreates the physical classroom online to enable great teachers to teach students on low bandwidth, 3G networks. From September 2010 to October 2011, Mr. Anthos founded and ran Guided Launch, an advisory firm that incubated startups in the media and advertising spaces. From 2007 to August 2010, Mr. Anthos founded Hangout Industries, the first virtual reality gaming platform on Facebook, leveraging real world fashion brands and partners such as Conde Nast, Steve Madden and Paige Denim to generate brand experiences for over its players. From 2003 to 2006, Mr. Anthos founded Pantero, a semantic web integration platform that major telecom and insurance companies use to integrate multiple disparate systems. From 1984 to 2001, Mr. Anthos co-founded and built Clearcross, a global logistics platform to manage cross border shipments for global manufacturers and e-commerce companies in over 20 countries. Mr. Anthos also served on the board of directors of FCA International. Mr. Anthos holds an MIA from Columbia University, was an International Fellow and holds a BA from the University of Delaware. Mr. Anthos is a member of the Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational and management background.

Gary A. Kiedaisch was appointed to our board of directors immediately following the closing of the Business Combination. Mr. Kiedaisch has over thirty years of experience in managing international consumer products companies specializing in sports and outdoor recreation. He has served as the Executive Chairman of BigMouth Inc. since 2016. Through 2015 and 2016, Mr. Kiedaisch partnered with CID Capital Partners to identify BigMouth, Inc. as an acquisition target and negotiate the transaction. Upon the closing of CID Capital Partners’ acquisition of BigMouth, Inc., Mr. Kiedaisch assumed the role of Executive Chairman. From 2008 to 2014, Mr. Kiedaisch was the Chairman and CEO of Igloo Products Corporation. From 2004 to 2007, Mr. Kiedaisch served as the President and CEO of The Coleman Company, Inc. Earlier in his career, Mr. Kiedaisch also served as the CEO for multiple other consumer products and outdoor recreation companies, including Nike Bauer Hockey, Bolle Eyewear and Stowe Mountain Resort. We believe that Mr. Kiedaisch is well-qualified to serve on our board of directors due to his extensive operational and management background with consumer product companies, as well as his prior experience serving as a director for other consumer products companies.

Claudia Hollingsworth was appointed to our board of directors immediately following the closing of the Business Combination. Ms. Hollingsworth has thirty years of experience in managing manufacturers, wholesalers and retailers of consumer products. Since November 2016, she has served as Chief Executive Officer of i2CEO, a c-level consulting company. From July 2012 to October 2016 she served as Chief Executive Officer of Gump’s San Francisco, a luxury home furnishing apparel and jewelry multi-channel retailer. From May 2011 to June 2012, Ms. Hollingsworth served as Chief Executive Officer of i2CEO. Prior to that, she served as of president of H.D. Buttercup from July 2007 to May 2011 and CEO and president of GBH, Inc. from March 2004 to July 2007. Earlier in her career she held various executive management positions with Michael Anthony Jewelers, M.Z. Berger and OroAmerica.

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Adam Gray was appointed to our board of directors following the closing of the Business Combination. Mr. Gray is a co-founder of Coliseum Capital Management, LLC, a private firm that makes long-term investments in both public and private companies, and has been a managing partner of the firm since December 2005. Coliseum Capital Management, LLC, is the investment manager of the Coliseum Investors and Coliseum Co-Invest Debt Fund, L.P. Mr. Gray has served as non-executive Chairman of Redflex Holdings Limited since February 2014 and a director since December 2013; has been non-executive Chairman of the Pas Group Limited since August 2017 and a director since February 2016; and on the board of directors of New Flyer Industries, Inc. since March 2012. Mr. Gray served on the board of directors of Blue Bird Corporation from February 2015 until September 2017, DEI Holdings, Inc. from February 2009 until its sale in June 2011, and Benihana Inc. from September 2010 until its sale in August 2012. From January 2005 until November 2005, Mr. Gray was a consultant for a private investment firm. From 2003 to 2004, Mr. Gray served as Executive Vice President, Strategic Projects and Capital Management at Burger King Corp, and from 1993 to 2003, held several executive positions with the Metromedia Restaurant Group, comprised of S&A Restaurant Corp. and Metromedia Steakhouses Company, LP, which included the Bennigan’s, Steak & Ale, Ponderosa and Bonanza restaurant concepts. Prior to that time, Mr. Gray served as an Associate at Kluge & Co. and an analyst in Morgan Stanley’s Merchant Banking Group. Mr. Gray holds both a BSE in Finance from the Wharton School of Business and a BS in Mechanical Engineering from the School of Engineering & Applied Science at the University of Pennsylvania.

Board of Directors

Our board of directors consists of seven directors who have been elected or appointed to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. With the resignation of Samuel D. Bernards as a director, InnoHold has the right to appoint one additional director, which would increase the size of the board to eight directors. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our board of directors (including a vacancy created by an increase in the size of the board of directors) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified.

We are a “controlled company” under the rules of the NASDAQ because more than 50% of our outstanding voting power is held by InnoHold. The rules of NASDAQ exempt a “controlled company” from certain corporate governance rules relating to director independence and committees and we intend to rely on certain of these exemptions. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors or unless our bylaws are amended by our stockholders. Our board of directors has determined that Messrs. Anthos, DiCamillo, Gray and Kiedaisch and Ms. Hollingsworth are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

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Committees of the Board of Directors

The standing committees of our board of directors will consist of an Audit Committee and a Compensation Committee. The Audit Committee and the Compensation Committee will report to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of each committee is expected to be as set forth below. We intend to make a copy of each committee’s charter available on our website at http://www.purple.com. The information on this website is not part of this Current Report on Form 8-K.

Audit Committee

Our Audit Committee consists of Mr. DiCamillo, Mr. Kiedaisch and Ms. Hollingsworth. Our board of directors has determined that each of these directors qualifies as an independent director according to the rules and regulations of the SEC and NASDAQ listing requirements with respect to audit committee membership. Our board of directors has also determined that Mr. DiCamillo qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. In connection with the consummation of the Business Combination, we have amended the charter of our Audit Committee detailing the principal function of the Audit Committee to be as follows:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The charter will also provide that the Audit Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Audit Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

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Compensation Committee

Our Compensation Committee consists of Mr. Gray, Ms. Hollingsworth, Mr. Kiedaisch and Terry Pearce. Mr. Kiedaisch will serve as the chair of the Compensation Committee. Our board of directors has determined that each of Mr. Gray, Ms. Hollingsworth and Mr. Kiedaisch is an independent director under the rules and regulations of the SEC and NASDAQ listing requirements. Mr. Pearce does not qualify as an independent director. We intend to rely upon the “controlled company” exception under the rules of NASDAQ that would otherwise require that we have a Compensation Committee comprised entirely of independent directors. In connection with the consummation of the Business Combination, we have amended the charter of our Compensation Committee detailing the principal functions of the Compensation Committee, which charter can be obtained on our website www.purple.com. to be as follows:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Nominating and Corporate Governance Committee

We intend to rely upon the “controlled company” exception relating to the Nominating and Corporate Governance Committee requirements under the rules of the NASDAQ. Pursuant to this exception, we will be exempt from the rules that would otherwise require that we have a Nominating and Corporate Governance Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website http://www.purple.com upon the completion of the Business Combination. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. This website and the information on this website are not part of this Current Report on Form 8-K.

Risk Oversight

Our board of directors will oversee the Company’s business post-Business Combination and consider the risks associated with business strategy and decisions. Our Audit Committee will also provide risk oversight and report any material risks to our board of directors.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of shares of common stock of the Company as of the Closing Date by:

●	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Stock or Class B Stock;

●	each of our current executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Class A Stock		Class B Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Outstanding Class A Stock Beneficially Owned	Shares Beneficially Owned	Percentage of Outstanding Class B Stock Beneficially Owned
Global Partner Sponsor I LLC (Sponsor)(2)	2,935,000	25.9%	-	*
Coliseum Investors and Coliseum Co-Invest Debt Fund, L.P.(3)	8,184,999	65.1%	-	*
Baleen Capital (4)	1,345,000	13.1%	-	*
Greenhaven Road Capital Fund 1, L.P. (5)	1,400,000	13.6%	-	*
Royce Value Trust, Inc.(6)	875,000	8.7%	-	*
David Capital Partners Fund, LP and Pleiades Investment Partners – DC, L.P.(7)	630,000	6.3%	-	*
InnoHold, LLC(8)	-	*	44,071,318	100%
Terry V. Pearce(8)	-	*	44,071,318	100%
Tony M. Pearce(8)	-	*	44,071,318	100%
Adam Gray(3)	8,184,999	65.1%	-	*
Gary DiCamillo(9)	102,095	1.1%	-	*
Pano Anthos(10)	14,785	*	-	*
Gary Kiedaisch	-	*	-	*
Claudia Hollingsworth	-	*	-	*
Samuel D. Bernards(11)(12)	-	*	-	*
Jodi Deputy(11)	-	*	-	*
Daniel G. Hill(11)	-	*	-	*
W. Alexander McArthur(11)	-	*	-	*
Casey K. McGarvey(11)	-	*	-	*
Wayne Moorehead(11)	-	*	-	*
Charles A. Smith	-	*	-	*
Russ Whatcott(11)	-	*	-	*
Wayne Moorehead(11)	-	*	-	*
All directors and executive officers (16 individuals)	8,301,879	65.8%	44,071,318	100%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 123 East 200 North, Alpine, Utah 84004. The table above does not include the Company’s 15,525,000 publicly traded warrants as none of the individuals presented hold such warrants.

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(2)	Consists of (i) 1,293,750 shares of Class A Stock held by the Sponsor, of which 1,293,750 shares of Class A Stock are subject to a lock-up period, vesting and/or forfeiture in accordance with the terms described below, and (ii) 1,641,250 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by the Sponsor. The business address of the Sponsor is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020. The shares of Class A Stock subject to vesting will be forfeited eight years from the Closing, unless any of the following events (each a “Triggering Event”) occurs prior to that time:(i) the closing price of the Class A Stock on the principal exchange on which it is listed is at or above $12.50 for 20 trading days over a thirty trading day period (subject to certain adjustments), (ii) a change of control of the Company, (iii) a “going private” transaction by the Company pursuant to Rule 13e-3 under the Exchange Act or such other time as the Company ceases to be subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act, or (iv) the time that the Company’s Class A Stock ceases to be listed on a national securities exchange. Such shares of Class A Stock will no longer be subject to forfeiture upon the occurrence of a Triggering event.

(3)	Consists of (i) 3,837,635 shares of Class A Stock held by Coliseum Capital Partners, L.P. (“CCP”), of which 937,635 shares of Class A Stock are subject to a lock-up period, vesting and/or forfeiture in accordance with the terms described below, (ii) 1,370,668 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by CCP, (iii) 1,000,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by Coliseum Co-Invest Debt Fund, L.P. (“CCDF”), (iv) 1,456,115 shares of Class A Stock held by Blackwell Partners LLC – Series A (“Blackwell”), of which 356,115 shares of Class A Stock are subject to a lock-up period, vesting and/or forfeiture in accordance with the terms described below, and (v) 520,581 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by Blackwell. The shares of Class A Stock subject to vesting will be forfeited eight years from the Closing, unless any of the following events (each a “Triggering Event”) occurs prior to that time:(i) the closing price of the Class A Stock on the principal exchange on which it is listed is at or above $12.50 for 20 trading days over a thirty trading day period (subject to certain adjustments), (ii) a change of control of the Company, (iii) a “going private” transaction by the Company pursuant to Rule 13e-3 under the Exchange Act or such other time as the Company ceases to be subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act, or (iv) the time that the Company’s Class A Stock ceases to be listed on a national securities exchange. Such shares of Class A Stock will no longer be subject to forfeiture upon the occurrence of a Triggering event. Adam Gray, a director of the Company, is (i) the manager of Coliseum Capital, LLC, which is the general partner of CCP and CCDF and (ii) the managing partner of Coliseum Capital Management, LLC, which is the attorney-in-fact of Blackwell, and Mr. Gray has voting and dispositive control over such securities held by CCP, CCDF and Blackwell. Mr. Gray disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of each of CCP, CCDF, Blackwell and Mr. Gray is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(4)	Consists of (i) 557,500 shares of Class A Stock held by Baleen Capital Fund LP (“BCF”), (ii) 418,125 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by BCF, (iii) 50,000 shares of Class A Stock issuable upon the exercise of Public Warrants held by BCF, (iv) 182,500 shares of Class A Stock held by Baleen Capital Investors II LLC (“BCI”), and (v) 136,875 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by BCI. The business address of each of BCF and BCI is 404 5th Avenue, Floor 3, New York, New York 10018.

(5)	Consists of (i) 800,000 shares of Class A Stock and (ii) 600,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants. The business address of Greenhaven Road Capital Fund 1, LP is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(6)	Consists of (i) 500,000 shares of Class A Stock and (ii) 375,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held in the name of Canoe & Co. The business address of Royce Value Trust, Inc. is 745 Fifth Avenue, New York, New York 10151.

(7)	Consists of (i) 135,000 shares of Class A Stock held by David Capital Partners Fund, LP (“DCPF”), (ii) 101,250 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by DCPF, (iii) 225,000 shares of Class A Stock held by Pleiades Investment Partners – DC, L.P. (“PIP”), and (iv) 168,750 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by PIP. Each of DCPF and PIP is managed by David Capital Partners, LLC. The business address of DCPF is 737 N. Michigan Avenue, Suite 1405, Chicago, Illinois 60611. The business address of PIP is 6022 West Chester Pike, Newtown Square, Pennsylvania 19073

(8)	The shares of Class B Stock held by InnoHold, LLC are beneficially owned by Terry Pearce and Tony Pearce, who serve as directors of the Company. Each of Terry and Tony Pearce may be deemed to beneficially own the shares of Class B Stock held by InnoHold, LLC. Voting and disposition decisions with respect to such securities are made jointly by Terry and Tony Pearce. Each of Terry and Tony Pearce disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(9)	Mr. DiCamillo, through his holdings in Global Partner Sponsor I LLC (the “Sponsor”), has a pecuniary interest in (i) 55.904 Founder Shares and (ii) warrants to purchase 46,191 shares of Class A Stock. The address of the reporting person is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020.

(10)	Mr. Anthos, through his holdings in the Sponsor, has a pecuniary interest in (i) 13.370 Founder Shares and (ii) warrants to purchase 1,415 shares of Class A Stock. The address of the reporting person is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020.

(11)	This employee currently owns interests in InnoHold, LLC which, upon vesting and the satisfaction of other requirements, will give the employee the right to receive a certain number of shares of Class B Stock of the Company. The number of shares of Class B Stock such employee will be entitled to is unknown at this time.

(12)	On March 13, 2018, Mr. Bernards resigned as the Chief Executive Officer of the Company.

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Executive Compensation

The Company has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. Emerging growth companies comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for Purple’s principal executive officer and the next two most highly-compensated executive officers.

The tabular disclosure and discussion that follow describe the Company’s executive compensation program during the two most recently completed fiscal years, ended December 31, 2017 and December 31, 2016 with respect to Purple’s “named executive officers.”

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers for services performed during 2017 and 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(5)	Stock and Option Awards	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(4)	Total
Terry V. Pearce,	2017	$298,333	$869	$0	$0	$24,890	$324,092
Interim Chief Executive Officer and Co-Director of Research and Development(2)(3)	2016	230,000	0	0	25,292	30,839	286,131
Tony M. Pearce,	2017	298,333	0	0	0	52,439	350,772
Co-Director of Research and Development(2)(3)	2016	230,000	0	0	25,292	52,062	307,354
Samuel D. Bernards(6)	2017	260,000	869	0	1,500	14,122	276,491
Former Chief Executive Officer	2016	75,833	0	0	0	0	75,833
Casey K. McGarvey	2017	301,535	869	0	1,500	12,054	315,958
Chief Legal Officer & Secretary	2016	314,655	0	0	0	14,312	328,967
W. Alexander McArthur	2017	252,499	869	0	1,500	13,921	268,790
Chief Marketing Officer	2016	195,000	0	0	0	0	195,000

Notes

(1)	The figures shown for non-equity incentive plan compensation represent cash bonuses paid to named executive officers that are tied to financial and operational objectives that were achieved within the applicable fiscal year.

(2)	Prior to Mr. Bernards joining Purple in 2016, Terry and Tony Pearce jointly served as Chief Executive Officer of Purple.

(3)	These officers also served as directors of Purple in 2016 and 2017 but did not receive compensation for their service as directors.

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(4)	“All other compensation” for fiscal 2017 is comprised of the following:

For Mr. Terry Pearce, $717 related to dental insurance; $2,208 related to the payment of personal utilities expenses; and $21,966 related to personal landscaping services.

For Mr. Tony Pearce, $17,571 related to medical, health and dental insurance; $1,190 related to the payment of personal utilities expenses; $21,966 related to personal landscaping services; and $11,712 related to personal freight charges.

For Mr. Bernards, $14,122 related to medical, health and dental insurance.

For Mr. McGarvey, $12,054 related to medical, health and dental insurance.

For Mr. McArthur, $13,921 related to medical, health and dental insurance.

“All other compensation” for fiscal 2016 is comprised of the following:

For Mr. Terry Pearce, $814 related to dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

For Mr. Tony Pearce, $22,037 related to medical, health and dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

For Mr. McGarvey, $14,312 related to medical, health and dental insurance.

(5)	“Bonus” for fiscal 2017 was comprised of an $869 discretionary bonus for each of Messrs. Terry Pearce, Bernards, McGarvey and McArthur.

(6)	Mr. Bernards resigned from his position as the Company’s Chief Executive Officer on March 13, 2018.

Overview

We intend to develop an executive compensation program designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.

Decisions on the executive compensation program will be made by disinterested members of our Board of Directors. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Board of Directors. The executive compensation program actually adopted will depend on the judgment of the members of the Board of Directors and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Board of Directors will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: a base salary, cash bonuses and long-term incentive-based compensation in the form of equity-based awards.

Base Salary

Purple’s named executive officers’ base salaries will continue as described in the Summary Compensation Table above, subject to the terms of new employment agreements entered into in connection with the consummation of the Business Combination with each of the Purple named executive officers as further described under “Employment Agreements, Non-Competition and Non-Solicitation Agreements” below and will be reviewed annually by the Board of Directors based upon advice and counsel of its advisors.

Bonuses

We intend to use cash bonuses for Purple’s named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Near the beginning of each year, the Board of Directors will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers in its sole discretion, subject to the terms of their employment agreements. Following the end of each year, the Board of Directors will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers in its sole discretion and subject to ratification by the board of directors.

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Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the named executive officers and certain key employees. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of the named executive officers with the interests of our stockholders and serve to motivate and retain these individuals. Stock-based awards will be awarded under the Purple Innovation, Inc. 2017 Equity Incentive Plan, which has been adopted by our board of directors and approved by our stockholders at the special meeting of stockholders.

The purpose of this plan will be to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, directors and consultants equity-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders.

The Purple Innovation, Inc. 2017 Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock and other stock-based awards.

Directors, officers and other employees and subsidiaries and affiliates, as well as others performing consulting or advisory services for the Company and its subsidiaries, will be eligible for grants under the Purple Innovation, Inc. 2017 Equity Incentive Plan.

The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Purple Innovation, Inc. 2017 Equity Incentive Plan or with respect to which awards may be granted may not exceed 4,100,000, which is approximately 7.5% of our Common Stock following the completion of the Business Combination, assuming (i) there are no new equity awards, (ii) the exchange of all Class B Units and shares of Class B Stock issued as Equity Consideration and (iii) the vesting of all shares.

Employment Agreements, Non-Competition and Non-Solicitation Agreements

Concurrently with the consummation of the Business Combination, Terry Pearce and Tony Pearce each entered into employment agreements with the Company.

Pursuant to their respective agreements, Terry Pearce and Tony Pearce were engaged as Co-Directors of Research and Development of the Company. The employment agreements have an initial term through December 31, 2021 (the “Initial Employment Term”) and will be automatically renewable unless terminated by the Company or the employee. Under the employment agreements, the employees are entitled to receive compensation at the rate of $320,000 per year in 2018, increasing annually by $20,000 and by a minimum of $20,000 per year commencing in 2022. In addition, the employee is entitled to receive bonuses and certain benefits. The employment agreements provide, among other things, that the employees are not required to work a particular number of hours for the Company or to be based at any particular location. The employment agreements also provide certain post-employment benefits if a termination arises without cause (as defined) by the Company or with good reason (as defined) by the employee. In such events, the employee would be entitled to be paid all accrued obligations, together with a lump sum payment equal to the amount of salary and benefits from the termination date until the end of the Initial Employment Term or, if the termination occurs following the Initial Employment Term, during the calendar year in which such termination occurred. In addition, the employment agreements provide for the payment of certain benefits upon the death, permanent disability or incapacity of the employee.

Terry Pearce and Tony Pearce are also directors of the Company and indirectly control a majority of the voting shares of the Company.

The foregoing summary of the employment agreements with Terry Pearce and Tony Pearce does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such employment agreements, copies of which are attached as Exhibits 10.6 and 10.7, respectively, to this report and are incorporated by reference herein.

Mr. Bernards served as the Chief Executive Officer of Purple before the Business Combination. Mr. Bernards resigned as the Chief Executive Officer of the Company on March 13, 2018. Pursuant to that certain letter agreement, dated September 27, 2016, Mr. Bernards was employed by Purple at will. Prior to his resignation, Mr. Bernards’ annual base salary was $260,000. Pursuant to the letter agreement, he was eligible to participate in Purple’s key employee incentive plan and also received 4.00% of the profit interests of Purple through Purple Team, LLC and certain ancillary benefits.

Other Compensation

We expect to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. We also expect to continue to provide certain perquisites to the named executive officers, subject to the Board of Directors’ ongoing review.

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Profits Interest Plan

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to our former Chief Executive Officer Sam Bernards (approximately 35% of which were vested at the time of Mr. Bernards’ resignation, with the remaining amount cancelled upon his resignation), 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC merged with and into InnoHold and the profits interests previously issued to Purple Team LLC were cancelled and the members of Purple Team LLC received profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued. The profits interests vest ratably over the period set forth in the award agreement. However, holders of vested profits interests will receive no economic benefit until the holders of InnoHold’s preferred units receive their preferred return provided in InnoHold’s Amended and Restated Operating Agreement. The profits interests are subject to a $135 million threshold before they are eligible to participate in any economic benefits. Net of forfeited units, these profits interests make up approximately 6.4% of InnoHold’s outstanding units.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain covered officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, eliminates the current exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit, effective for taxable years beginning on and after January 1, 2018. While the Compensation Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Compensation Committee’s broader compensation objectives and overall compensation philosophy, the Compensation Committee understands that, particularly in light of the changes under the Act, it is possible that the compensation payable to our named executive officers will exceed the $1.0 million limit under Section 162(m) in one or more future years. We believe that in establishing the cash and equity incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more named executive officers with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Outstanding Equity Awards at Fiscal 2017 Year End

Purple did not have any outstanding equity awards at December 31, 2017.

Director Compensation

Purple did not pay any director fees in 2015, 2016 or 2017. Compensation earned by directors was earned in their capacity as named executive officers and is described above. The Board has determined that each non-employee director shall receive $100,000 in annual compensation, which shall be split 50% in cash and 50% in equity of the Company. In addition, the chair of the Audit Committee shall receive additional annual compensation of $15,000. The chair of the Compensation Committee shall receive additional annual compensation of $10,000.

Compensation Committee Interlocks and Insider Participation

During the years ended December 31, 2016 and December 31, 2017, decisions regarding the compensation of our named executive officers were made by the managers of Purple LLC, Terry Pearce and Tony Pearce, who also served as executive officers of Purple LLC. Going forward, the determination of compensation for our named executive officers will be made by our Compensation Committee.

Director Independence

We have eight directors serving on our board of directors. Our Class A Common Shares are listed on the NASDAQ Capital Market. Using the definition of independence set forth in the rules of NASDAQ, our board of directors has determined that five of our directors are independent: Pano Anthos, Gary DiCamillo, Adam Gray, Gary A. Kiedaisch and Claudia Hollingsworth.

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Certain Relationships and Related Transactions, and Director Independence

Review and Approval of Related Party Transactions

Given the closely held nature of Purple’s business immediately prior to the Closing of the Business Combination, it has not yet had a policy for reviewing related party transactions. However, going forward, Purple intends to review all relationships and transactions in which Purple and certain related persons, including its founders, directors, named executive officers, and their immediate family members, are participants, to determine whether such persons have a direct or indirect material interest. Purple’s legal and accounting departments will have responsibility for the development and implementation of processes and controls to obtain information from the founders, directors and named executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether Purple or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Purple or the related party are disclosed in this Current Report on Form 8-K and will continue to be disclosed going forward. In addition, a disinterested majority of the full Board of Directors or Audit Committee will review and approve any related party transaction that is required to be disclosed.

Related Party Transactions

Purple leases its facilities in Alpine, Utah from TNT Holdings, LLC, which is beneficially owned by Tony Pearce and Terry Pearce. The total amount of rent incurred to TNT Holdings, LLC for the building lease on the Alpine facility in 2016 and 2017 were $0.9 million and $1.0 million, respectively.

On December 15, 2016, Purple and EdiZONE, LLC, which is beneficially owned by Tony Pearce and Terry Pearce, entered into an amended and restated license agreement to terminate certain royalties owed by Purple to EdiZONE, LLC and license back certain intellectual property to EdiZONE on a fully paid and royalty-free basis. This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

On December 15, 2016, EquaPressure, LLC, a wholly owned subsidiary of Purple, and EdiZONE, LLC entered into an amended and restated license agreement to terminate certain royalties owed by EquaPressure, LLC to EdiZONE, LLC and license back certain intellectual property to EdiZONE on a fully paid and royalty-free basis. This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

Effective December 27, 2016, Purple and EdiZONE, LLC executed a confidential assignment and license back agreement, pursuant to which certain intellectual property owned by EdiZONE was assigned to Purple and a subset of such intellectual property (related to non-consumer fields and consumer fields of use currently licensed to third parties) was licensed back on a fully paid and royalty-free basis to EdiZONE from Purple to enable EdiZONE to continue licensing such intellectual property to third party licensees. All royalties on such third-party licenses are paid directly to EdiZONE without any payments going back to Purple. On March 3, 2017, a confirmatory assignment for patents and a confirmatory assignment for trademarks was executed by EdiZONE (as assignor) and Purple (as assignee) as separate short-form documentation of the intellectual property assignments reflected in the confidential assignment and license back agreement for filing with the USPTO. The effect of this agreement is subject to change with the expiration/termination of third-party licenses related to the licensed intellectual property from EdiZONE.

Also effective December 27, 2016, Purple and EdiZONE, LLC entered into an Exclusive License Agreement, pursuant to which EdiZONE provided Purple with an exclusive, paid up and irrevocable license to certain trademarks owned by EdiZONE. On April 11, 2017, certain of the trademarks licensed to Purple were assigned by EdiZONE to Purple under an assignment agreement.

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to our former Chief Executive Officer Sam Bernards, 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC merged with and into InnoHold and the profits interests previously issued to Purple Team LLC were cancelled and the members of Purple Team LLC received profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued. The profits interests vest ratably over the period set forth in the award agreement. However, holders of vested profits interests will receive no economic benefit until the holders of InnoHold’s preferred units receive their preferred return provided in InnoHold’s Amended and Restated Operating Agreement. The profits interests are subject to a $135 million threshold before they are eligible to participate in any economic benefits. Net of forfeited units, these profits interests make up approximately 6.4% of InnoHold's outstanding units.

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On February 10, 2017, Purple entered into a Shared Services Agreement with EdiZONE, LLC, effective January 1, 2017, pursuant to which each of Purple and EdiZONE agreed to provide certain operational and administrative support services. Pursuant to the Shared Services Agreement, Casey McGarvey, Purple’s Chief Legal Officer, and other employees of Purple provide services to EdiZONE, LLC. Mr. McGarvey also provides similar services to InnoHold, LLC, the controlling member of Purple. In the year ended December 31, 2017, Purple did not pay to or receive from EdiZONE, LLC any amounts under this agreement.

In December 2016, Purple and InnoHold executed an Equity Transfer Agreement pursuant to which InnoHold transferred to Purple all of the issued and outstanding equity of EquaPressure, LLC. In consideration of the EquaPressure, LLC equity, InnoHold forgave a note from Purple to InnoHold, in part via conversion to equity, and Purple issued a new demand note to InnoHold due April 22, 2017 in the amount of $300,000 with interest at 7%. Purple paid the demand note in full on April 21, 2017 by paying Tony and Terry Pearce at the request of InnoHold. In connection with the Equity Transfer Agreement, and effective December 15, 2016, EquaPressure, LLC assigned to Purple an agreement between EquaPressure and certain customers of EquaPressure.

On November 1, 2017, Purple and EdiZONE executed the Confidential Assignment and License Back Agreement, pursuant to which EdiZONE assigned substantially all of its intellectual property to Purple and Purple licensed back to EdiZONE such intellectual property for use outside the consumer comfort and cushioning field of use reserved by Purple. EdiZONE also agreed to notify Purple of any breach of a third party license agreement relating to consumer comfort intellectual property or consumer comfort products and Purple reserved the right to enforce EdiZONE’s rights with respect to such violations, provided that Purple agreed to pay the costs of such enforcement and to indemnify EdiZONE for any losses arising therefrom. EdiZONE further agreed not to extend such third party licenses or waive any such violations, or to settle any claim with respect thereto, without Purple’s consent. In addition, EdiZONE also agreed to not sell or transfer any of its assets or assign any intellectual property or licenses relating to certain consumer comfort products and related intellectual property without Purple’s consent. EdiZONE has agreed not to use any intellectual property in the consumer comfort or cushioning field of use, subject only to its existing third party licenses. EdiZONE previously granted third party licenses in the consumer comfort and cushioning field of use, and the Confidential Assignment and License Back Agreement allows EdiZONE to maintain these existing license agreements. On March 14, 2018, Purple and EdiZONE further amended and restated the Confidential Assignment and License Back Agreement to correct some inconsistencies in the agreement. The Confidential Assignment and License Back Agreement, as amended, is attached hereto as Exhibit 10.20.

On February 2, 2018, in connection with the Closing, the Company entered into the Exchange Agreement with InnoHold, which provides for the exchange of Class B Units and of Class B Stock issued in connection with the Business Combination into shares of Class A Stock. The initial exchange ratio will be (i) one Class B Unit plus (ii) one share of Class B Stock for one share of Class A Stock, in each case subject to certain adjustments.

On February 2, 2018, in connection with the Closing, the Company entered into the Tax Receivable Agreement with InnoHold. Pursuant to the Tax Receivable Agreement, the Company is required to pay InnoHold 80% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change of control of the Company) as a result of the increases in tax basis and certain other tax benefits related to the payment of the Cash Consideration pursuant to the Merger Agreement and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock. The Company would retain the remaining 20% of cash savings, if any, realized. All payments of tax savings to InnoHold will be the Company’s obligation, and not that of Purple LLC.

On February 2, 2018, in connection with the Closing, the Company entered into the Registration Rights Agreement with InnoHold and the Parent Representative. Under the Registration Rights Agreement, InnoHold holds registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Stock issued in exchange for the Equity Consideration pursuant to the Exchange Agreement) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold is entitled to make a written demand for registration under the Securities Act of all or part of its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold is entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

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On February 2, 2018, in connection with the Closing, InnoHold and Tony Pearce and Terry Pearce, who together own a majority of InnoHold (collectively with InnoHold, the “Sellers”), entered into the Non-Competition Agreement with the Company, Purple LLC and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”). Pursuant to the Non-Competition Agreement, for a period from the Closing until three years thereafter (or if later, until the one year anniversary of the date on which the Sellers, their affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of the Company or any of its subsidiaries (the “Termination Date”)), each Seller and its affiliates will not, without the Company’s prior written consent, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of), an entity that engages in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (collectively, the “Business”) anywhere in the world, subject to certain specified exceptions for existing relationships. However, the Covered Parties and their affiliates are permitted under the Non-Competition Agreement to own passive portfolio company investments of no more than 2% in a competitor of the Covered Parties, so long as the Sellers, their affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of the Covered Parties are not involved in the management or control of such competitor.

On February 2, 2018, in connection with the Closing, InnoHold entered into a lock-up agreement with the Company and the Parent Representative (“Lock-Up Agreement”) with respect to the equity securities of both the Company and Purple LLC received in the Business Combination (the “Restricted Securities”). Pursuant to the Lock-Up Agreement, InnoHold agreed that it will not, from the Closing until the earliest of (x) the one year anniversary of the Closing, (y) the date on which the last sale price of the Class A Stock (or any successor publicly traded common equity security) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (z) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange either equity holdings in us for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Restricted Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). However, InnoHold is allowed to transfer any of its Restricted Securities under certain limited exceptions, including to affiliates, to family members or to its equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement. InnoHold is also permitted to transfer the Restricted Securities pursuant to an underwritten public offering to which all of the parties to the Lock-Up Agreement shall have consented.

As described above, Purple does not yet have procedures for reviewing related party transactions. Accordingly, none of the listed transactions was approved according to the procedures that we describe will be implemented going forward.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details and, post-Business Combination, the amended charter of the Audit Committee of the post-Business Combination will provide, the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

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Legal Proceedings

On January 9, 2018, Chris Knudsen filed a complaint against the Company in the Fourth Judicial District Court of the State of Utah. Mr. Knudsen is a former consultant to the Company. His contract with the company ended in March 2016. Mr. Knudsen alleges that the Company orally agreed before the end of his consulting contract to appoint him as its chief executive officer beginning April 2016. Mr. Knudsen also contends that the Company orally agreed to immediately issue him 4% of the Company’s equity at the time of his appointment as Chief Executive Officer. Mr. Knudsen alleges that the Company breached these alleged oral agreements when it did not appoint him as Chief Executive Officer on April 1, 2016 and did not provide any equity interests to him. Mr. Knudsen alleges that the Company owes him a sum of $44 million for his purported equity stake in the Company, plus interest, based on an initially announced $1.1 billion valuation. Mr. Knudsen also seeks declaratory relief that he owns the 4% equity position in the Company. The Company has responded to the complaint, and the Company denies that it reached an agreement with Mr. Knudsen for him to assume the role of CEO, denies that it reached an agreement to provide equity to Mr. Knudsen, believes that this lawsuit is without merit and intends to vigorously contest it. The Company maintains insurance to defend against claims of this nature, which management believes is adequate to cover the cost of its defense of Mr. Knudsen’s claims.

On March 23, 2017, the Company filed its First Amended Complaint against Honest Reviews, LLC (“HMR”), Ryan Monahan (“Mr. Monahan”) and GhostBed, Inc. (“GhostBed”) (collectively, the “Defendants”), alleging that the Defendants are working together on a competitive campaign to intentionally disseminate false and misleading statements regarding the safety of the Company’s mattresses, while at the same time failing to disclose to the public the fact that Mr. Monahan has, since 2015, provided significant digital marketing services to GhostBed, for which his company received substantial compensation. The Defendants have published a number of articles and related materials claiming, without substantiation, that the non-toxic anti-tack powder used in connection with the Company’s products can cause respiratory distress, exacerbate asthma or other respiratory conditions, and cause cancer or even death. Defendants have widely published these materials, including on the HMR website, honestmattressreviews.com, and all of associated HMR social media pages. GhostBed has alleged a number of counterclaims against the Company but, at this state of the litigation, management believes it unlikely that the Company will be liable or owe damages to GhostBed. On September 22, 2017, the United States District Court in Utah issued a preliminary injunction requiring full disclosure of the relationship between GhostBed and Monahan on the HMR website and social media, to remove certain prior articles and other content regarding the Company, the anti-tack powder, and the lawsuit from the HMR website and social media, and requiring that any future posts by the Defendants regarding the Company or the lawsuit be accompanied by a full disclosure of the relationship between Monahan and GhostBed. Despite the Court’s issuance of the preliminary injunction, the Company is unable to determine, at this stage, the possible outcome of the litigation.

The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount that the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

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Market Price and Dividends on our Common Equity and Related Stockholder Matters

Market Information

Price Range of Securities

The Company’s Class A Stock and warrants are listed on The NASDAQ Capital Market under the symbols “PRPL” and “PRPLW,” respectively. The Class A Stock and warrants began separate trading on NASDAQ on August 13, 2015. The following table includes the high and low sales prices for our units, Class A Stock and warrants for the periods presented.

	Common Stock		Warrants
	High	Low	High	Low
2016
First Quarter	$10.00	$9.56	$0.25	$0.15
Second Quarter	$9.86	$9.51	$0.22	$0.14
Third Quarter	$10.00	$9.65	$0.29	$0.15
Fourth Quarter	$9.95	$9.46	$0.35	$0.21
2017
First Quarter	$10.50	$9.84	$0.65	$0.24
Second Quarter	$10.05	$9.93	$0.36	$0.11
Third Quarter	$10.10	$9.49	$0.86	$0.20
Fourth Quarter	$10.10	$9.35	$1.25	$0.65
2018
First Quarter(1)	$13.05	$9.55	$1.78	$0.39

(1)	Through March 14, 2018.

Holders

As of the date hereof, there were approximately 4 holders of record of the Company’s Class A Stock and one holder of record of the Company’s Class B Stock. This number does not include an undetermined number of stockholders whose stock is held in “street” or “nominee” name.

As of the date hereof, there are 12 holders of record of our warrants.

The Company’s Class A Stock is listed on the NASDAQ Capital Market under the symbol “PRPL.”

Dividends

GPAC has never declared or paid any cash dividends to its stockholders, while Purple before the Business Combination made periodic distributions to its members.

Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

On February 2, 2018, the stockholders of Global Partner Acquisition Corp. approved the Purple Innovation, Inc. 2017 Equity Incentive Plan. Under the terms of the plan, there are 4,100,000 shares of Class A Stock available for issuance under the plan.

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Recent Sales of Unregistered Securities

Information about unregistered sales of GPAC’s equity securities is set forth in Part II, Item 15 of Amendment No. 2 to GPAC’s Registration Statement on Form S-1 (File No. 333-204907) filed with the SEC on July 27, 2015, in Part II, Item 2 of GPAC’s Quarterly Report on Form 10-Q filed with the SEC on September 10, 2015, under Item 3.02 of GPAC’s Current Report on Form 8-K filed with the SEC on August 4, 2015, and in Part II, Item 2 of GPAC’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2015.

The description about the Coliseum Private Placement from Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock issued in the Coliseum Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The description of the Stock Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Description of Capital Stock

Our authorized capital stock consists of 300 million shares of common stock, including 210 million shares of Class A Stock, par value of $0.0001 per share and 90 million shares of Class B Stock, par value of $0.0001 per share, and 5 million shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, there were 53,751,686 shares of common stock outstanding, including 9,682,855 shares of Class A Stock and 44,071,318 shares of Class B Stock, held of record by approximately 4 holders of Class A Stock and 1 holder of Class B Stock, no shares of preferred stock outstanding and 28,340,000 warrants outstanding held of record by approximately 12 holders of warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

The following is a summary of the rights of our common and preferred stock and some of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, the warrant and registration rights agreements, copies of which have been filed as exhibits to this Current Report on Form 8-K, as well as the relevant provisions of the Delaware General Corporation Law.

Common Stock

Class A Common Stock

Holders of Class A Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of Class A Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein.

Class B Common Stock

Holders of Class B Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

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The Class B Stock is not entitled to receive dividends, if declared by the Board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the Company in excess of the par value of such stock. In addition, the Class B Stock may only be issued to and held by InnoHold and its permitted transferees (collectively, the “Permitted Holders”).

At any time Purple issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Stock to such Permitted Holder. Upon the exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Stock, the corresponding share of Class B Stock will be automatically cancelled for no consideration. Shares of Class B Stock may only be transferred to a person other than the Company or Purple if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock sold in GPAC’s initial public offering, and holders of these shares have the same stockholder rights as public stockholders, except that the Founder Shares are subject to certain transfer restrictions described below.

Pursuant to a letter agreement, the Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the last sale price of our Class A Stock equals or exceeds $12.00 per share (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after the business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up on the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our the Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor has agreed to subject 646,876 shares of Class A Stock owned by it to vesting and forfeiture based on the Class A Stock price performance of the post-Business Combination company over eight years following consummation of the Business Combination (the “Vesting Period”). These shares will vest and no longer be subject to forfeiture on the first day the closing price of the Class A Stock is at or above $12.50 (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days over a 30 trading day period immediately preceding such day during the Vesting Period. In addition, these shares will immediately vest upon a change of control or liquidation of the Company or certain other events. Any shares that do not vest during the Vesting Period will be forfeited by the Sponsor at the expiration of the Vesting Period. The Sponsor will continue to be entitled to voting rights and dividends on these shares until vesting. In addition, in connection with the Business Combination the Sponsor forfeited 1,293,750 shares of Class A Stock currently owned by it. Further, in connection with the Coliseum Private Placement, the Sponsor assigned 1,293,750 shares of Class A Stock to the Coliseum Investors, including 646,874 shares of Class A Stock subject to vesting.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Stock and Class B Stock have exclusive voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Stock and Class B Stock are entitled to one vote per share on matters to be voted on by stockholders.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one-half of one share of our Class A Stock at a price of $5.75 per half share ($11.50 per full share), subject to adjustment as discussed below, at any time after March 4, 2018. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Class A Stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of Class A Stock, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Class A Stock. Warrants must be exercised for a whole share. The warrants will expire February 2, 2023, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Stock upon exercise of a warrant unless Class A Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

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We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

●	if, and only if, the reported last sale price of the Class A Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $24.00 redemption trigger price as well as the $5.75 (for each half share) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, GPAC’s Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

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If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A Stock to be issued to the warrant holder.

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Sponsor Warrants

Pursuant to a letter agreement, the Sponsor Warrants will not be released except to permitted transferees until March 4, 2018. During the lock-up period, the Sponsor Warrants will not be transferable, other than (a) to GPAC’s officers or directors, any affiliates or family members of any of GPAC’s officers or directors, any members of GPAC’s Sponsor, or any affiliates of GPAC’s Sponsor, (b) by gift to a member of one of the members of GPAC’s Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of GPAC’s Sponsor’s immediate family, to an affiliate of GPAC’s Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of GPAC’s Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or GPAC’s Sponsor’s limited liability company agreement upon dissolution of GPAC’s Sponsor; or (f) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Sponsor Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by GPAC’s Sponsor or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. In connection with the Baleen Investment and the Coliseum Private Placement and Coliseum Credit Agreement, GPAC’s Sponsor assigned to the Coliseum Investors, Coliseum Co-Invest Debt Fund, L.P., and the Baleen Investors an aggregate of 9,532,500 Sponsor Warrants to purchase 4,766,250 shares of Class A Stock. After giving effect to such assignment, the Sponsor holds 3,282,500 Sponsor Warrants to purchase 1,641,250 shares of Class A Stock.

The Public Warrants and the Sponsor Warrants (including the Sponsor Warrants assigned to the Coliseum Investors, Coliseum Co-Invest Debt Fund, L.P., and the Baleen Investors) are subject to that certain Warrant Agreement, dated July 29, 2015, between Continental Stock Transfer & Trust Company and the Company, a copy which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Registration Rights

The description of the Registration Rights Agreement, the Baleen Registration Rights Agreement and the Coliseum Registration Rights Agreement under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Dividends

Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the Class A Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor, and will share equally on a per share basis in such dividends and distributions. Holders of Class B Stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Class A Stock will be entitled to receive all remaining assets of the Company available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of the Class B Stock will not be entitled to receive any portion of any such assets of the Company in excess of the par value of such stock in respect of their shares of Class B Stock.

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Preemptive or Other Rights

In connection with the Coliseum Private Placement, we granted to the Coliseum Investors preemptive rights for the future sale of Company securities. So long as the Coliseum Investors hold at least 50% of the shares of Class A Stock acquired in the Coliseum Private Placement, the Coliseum Investors are entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

The Coliseum Subscription Agreement provides the Coliseum Investors (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

Other than the Coliseum Investors, stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A Stock and Class B Stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “merger” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent and Registrar

Our transfer agent and registrar is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. Their telephone number is (212) 845-4000.

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Indemnification of Directors and Officers

Our certificate of incorporation provides that none of our directors will be personally liable to us, or our stockholders, for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is, or threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers.

We have entered into indemnification agreements with each of our executive officers and directors that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The foregoing summary of the indemnification agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the indemnification agreement, a copy of which is attached as Exhibit 10.9 to this report and is incorporated by reference herein.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other than the matters disclosed in the section above titled “Legal Proceedings,” there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be require or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 2.03 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Upon the closing of the Merger, GPAC issued 44,071,318 shares of Class B Stock to InnoHold. The issuance of the securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering.

Reference is made to the disclosure set forth regarding under the heading “Coliseum Private Placement” under Item 1.01 Entry into A Material Definitive Agreement of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The issuance of the securities in the Coliseum Private Placement was deemed to be exempt from registration under the Securities Act in reliance upon section 4(a)(2) of the Securities as a transaction by an issuer not involving any public offering.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 3.03 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The information set forth in Item 4.01 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth in Item 5.01 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information set forth in Item 5.02 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth in Item 5.03 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The information set forth in Item 5.06 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The information set forth in Item 5.07 of the Original Report is incorporated by reference as if fully set forth herein.

ITEM 8.01 OTHER EVENTS

The information set forth in Item 8.01 of the Original Report is incorporated by reference as if fully set forth herein.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Purple at December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 are attached to this Current Report on Form 8-K as Exhibit 99.1, which are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 give pro forma effect to the Business Combination as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 assumes that the Business Combination was completed on December 31, 2017.

The unaudited pro forma condensed combined financial information is attached to this Current Report on Form 8-K as Exhibit 99.2.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits.

See the Exhibit Index following the signature page of this Current Report, which is incorporated by reference here.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2018	PURPLE INNOVATION, INC.

	By:	/s/ Mark A. Watkins
Mark A. Watkins
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 2, 2017, by and among Global Partner Acquisition Corp., PRPL Acquisition, LLC, Purple Innovation, LLC, InnoHold, LLC and Global Partner Sponsor I LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on November 3, 2017)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated January 8, 2018, by and among Global Partner Acquisition Corp., Purple Innovation, LLC, PRPL Acquisition, LLC and other parties named therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on January 8, 2018)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

4.1	Form of Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

4.2	Form of Class B Common Stock certificate (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1/A filed with the SEC on July 13, 2015)

4.4	Warrant Agreement, dated July 29, 2015, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on August 4, 2015)

10.1	Exchange Agreement, dated February 2, 2018, by and between Purple Innovation, Inc., Purple Innovation, LLC and InnoHold, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.2	Tax Receivable Agreement, dated February 2, 2018, by and between Purple Innovation, Inc. and InnoHold, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.3	Registration Rights Agreement, dated February 2, 2018, by and among Purple Innovation, Inc., InnoHold, LLC and Global Partner Sponsor I LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.4	Non-Competition and Non-Solicitation Agreement, dated February 2, 2018, by and among Purple Innovation, Inc., InnoHold, LLC, Purple Innovation, LLC, Terry Pearce and Tony Pearce (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.5	Lock-Up Agreement, dated February 2, 2018, by and among Purple Innovation, Inc., InnoHold, LLC and Global Partner Sponsor I LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.6#	Employment Agreement, dated February 2, 2018, between Purple Innovation, Inc. and Tony Pearce (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.7#	Employment Agreement, dated February 2, 2018, between Purple Innovation, Inc. and Terry Pearce (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.8#	Purple Innovation, Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.9	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

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Exhibit Number	Description

10.10	Credit Agreement, dated February 2, 2018, between Purple Innovation, LLC, Coliseum Capital Partners, L.P., Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P. (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.11	Parent Guaranty, dated February 2, 2018, between Purple Innovation, Inc., Coliseum Capital Partners, L.P. and Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P. (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.12	Subscription and Backstop Agreement, dated January 29, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Baleen Capital Investors II LLC, Baleen Capital Fund LP, Greenhaven Road Capital Fund 1, L.P., Royce Value Trust, Inc., David Capital Partners Fund, LP, Pleiades Investment Partners – DC, L.P. and Dane Capital Fund LP (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.13	Agreement to Assign Sponsor Warrants, dated February 2, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Continental Stock Transfer and Trust Company, Baleen Capital Investors II LLC, Baleen Capital Fund LP, Greenhaven Road Capital Fund 1, L.P., Royce Value Trust, Inc., David Capital Partners Fund, LP, Pleiades Investment Partners – DC, L.P. and Dane Capital Fund LP (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.14	Registration Rights Agreement, dated February 2, 2018, between Global Partner Acquisition Corp., Baleen Capital Investors II LLC, Baleen Capital Fund LP, Greenhaven Road Capital Fund 1, L.P., Royce Value Trust, Inc., David Capital Partners Fund, LP, Pleiades Investment Partners – DC, L.P. and Dane Capital Fund LP (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.15	Subscription Agreement, dated February 1, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.16	Agreement to Assign Sponsor Warrants, dated February 2, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Continental Stock Transfer and Trust Company, Coliseum Capital Partners, L.P., Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P. (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.17	Agreement to Assign Founder Shares, dated February 2, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Continental Stock Transfer and Trust Company and Coliseum Capital Partners, L.P., Blackwell Partners, LLC (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.18	Registration Rights Agreement, dated February 2, 2018, between Global Partner Acquisition Corp., Coliseum Capital Partners, L.P., Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P. (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.19	Board Observer and Indemnification Agreement, dated February 2, 2018, between Purple Innovation, Inc. and Paul Zepf (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

10.20†	Amended and Restated Confidential Assignment and License Back Agreement, dated March 14, 2018, between Purple Innovation, LLC and EdiZONE, LLC

16.1	Letter from WithumSmith+Brown, PC (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

23.1	Consent of BDO USA, LLP

99.1	Audited Financial Statements of Purple Innovation, LLC for the years ended December 31, 2017, December 31, 2016 and December 31, 2015

99.2	Pro forma financial statements

99.3	Press Release, dated February 6, 2018 (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on February 8, 2018)

#	Indicates a management contract or compensatory plan or arrangement.
†	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

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